UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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ROCK CREEK PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROCK CREEK PHARMACEUTICALS, INC.

2040 Whitfield Ave.
Suite 300

Sarasota, FL 34243

[October 17], 2014

Dear Fellow Stockholders:

On behalf of our Board of Directors, I cordially invite you to attend the 2014 Annual Meeting of the stockholders of Rock Creek Pharmaceuticals, Inc., to be held at the Hyatt Place - Sarasota/Bradenton Airport, 950 University Parkway, Sarasota, Florida 34234, on Friday, November 21, 2014, at 11:00 A.M., Eastern Time. If you are unable to attend the Annual Meeting, you will be able to view and listen to the Annual Meeting via the internet. We will broadcast the Annual Meeting as a live webcast at www.virtualshareholdermeeting.com/RCPI2014. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials. Some of the matters to be considered this year are particularly important because they relate to the Company’s ability to raise necessary capital to fund our drug development program. We encourage you to review these matters as described in the accompanying proxy statement.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Accordingly, we would appreciate your submitting your proxy as promptly as possible. You may vote via the Internet, or by telephone, as instructed on the accompanying proxy, or you may submit your vote (your proxy card) by mail. We encourage you to vote via the Internet or by telephone. These methods are convenient and save us significant postage and processing charges. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

Sincerely,

/s/ Michael J. Mullan
Michael J. Mullan
Chairman of the Board of Directors,
Chief Executive Officer

ROCK CREEK PHARMACEUTICALS, INC.

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, NOVEMBER 21, 2014

To the Stockholders of Rock Creek Pharmaceuticals, Inc.:

Notice is hereby given that the annual meeting of stockholders of Rock Creek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held at the Hyatt Place - Sarasota/Bradenton Airport, 950 University Parkway, Sarasota, Florida 34234, on Friday, November 21, 2014, at 11:00 A.M., Eastern Time (the “Annual Meeting”). The matters to be considered by the stockholders at the Annual Meeting are:

1.	A proposal to elect six directors to the Company’s Board of Directors for one-year terms;

2.	A proposal to approve an amendment to the Company’s Tenth Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 274,800,000 to 314,800,000;

3.	A proposal to approve an amendment to the Company’s 2008 Incentive Award Plan to increase the number of shares available for issuance from 35,200,000 to 45,200,000;

4.	A proposal to ratify the appointment of Cherry Bekaert LLP, as the Company’s independent auditor to audit the Company’s 2014 financial statements;

5.	A proposal to approve an advisory resolution on executive compensation; and

6.	Any other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The foregoing matters are described in more detail in the accompanying proxy statement. In addition, financial and other information about the Company is contained in the accompanying Annual Report to Stockholders for the year ended December 31, 2013.

If you are unable to attend the Annual Meeting, you will be able to view and listen to the Annual Meeting via the internet. We will broadcast the Annual Meeting as a live webcast at www.virtualshareholdermeeting.com/RCPI2014.

The Board of Directors has fixed the close of business on October 6, 2014, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Consequently, only stockholders of record at the close of business on October 6, 2014, will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting in person, we would appreciate your submitting your proxy as promptly as possible. You may vote via the Internet, or by telephone, as instructed on the accompanying proxy, or you may submit your vote (your proxy card) by mail. We encourage you to vote via the Internet or by telephone. These methods are convenient and save us significant postage and processing charges. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

FOR ADMISSION TO THE MEETING, ALL STOCKHOLDERS SHOULD COME TO THE STOCKHOLDER CHECK-IN TABLE. THOSE WHO OWN SHARES IN THEIR OWN NAMES SHOULD PROVIDE IDENTIFICATION AND HAVE THEIR OWNERSHIP VERIFIED AGAINST THE LIST OF REGISTERED STOCKHOLDERS AS OF THE RECORD DATE. THOSE WHO HAVE BENEFICIAL OWNERSHIP OF STOCK THROUGH A BANK OR BROKER MUST BRING ACCOUNT STATEMENTS OR LETTERS FROM THEIR BANKS OR BROKERS INDICATING THAT THEY OWNED ROCK CREEK PHARMACEUTICALS COMMON STOCK AS OF OCTOBER 6, 2014. IN ORDER TO VOTE AT THE ANNUAL MEETING, BENEFICIAL OWNERS OF STOCK MUST BRING LEGAL PROXIES, WHICH THEY CAN OBTAIN ONLY FROM THEIR BROKERS OR BANKS.

By Order of the Board of Directors,

/s/ Park A. Dodd, III
Park A. Dodd, III
Secretary
Sarasota, Florida

[October 17], 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING
TO BE HELD ON NOVEMBER 21, 2014:

To access our Proxy Statement and our 2013 Annual Report, please visit www.proxyvote.com.

ROCK CREEK PHARMACEUTICALS, INC.

2040 WHITFIELD AVE.

SUITE 300

SARASOTA, FLORIDA 34243

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 21, 2014

This proxy statement (“Proxy Statement”) and the proxy card and notice of annual meeting are provided on behalf of the Board of Directors of Rock Creek Pharmaceuticals, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the Hyatt Place - Sarasota/Bradenton Airport, 950 University Parkway, Sarasota, Florida 34234, on Friday, November 21, 2014, at 11:00 A.M., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”). “We,” “our,” “us,” “the Company,” “our Company” and “Rock Creek” each refer to Rock Creek Pharmaceuticals, Inc., and its consolidated subsidiaries. The mailing address of our principal executive office is 2040 Whitfield Ave., Suite 300, Sarasota, Florida 34243. The Proxy Statement, the proxy card and the notice of Annual Meeting are first being made available to stockholders on or about [October 17, 2014], to holders of record as of October 6, 2014 of our common stock, par value $0.0001 per share, or “common stock.” The solicitation of proxies related to this Proxy Statement is made by and on behalf of our Board of Directors.

If you are unable to attend the Annual Meeting, you will be able to view and listen to the Annual Meeting via the internet. We will broadcast the Annual Meeting as a live webcast at www.virtualshareholdermeeting.com/RCPI2014.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, our stockholders of record on October 6, 2014 will be asked to vote upon the following:

1.          A proposal to elect six directors to the Company’s Board of Directors for one-year terms;

2.          A proposal to approve an amendment to the Company’s Tenth Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 274,800,000 to 314,800,000;

3.          A proposal to approve an amendment to the Company’s 2008 Incentive Award Plan to increase the number of shares available for issuance from 35,200,000 to 45,200,000;

4.          A proposal to ratify the appointment of Cherry Bekaert LLP, as the Company’s independent auditor to audit the Company’s 2014 financial statements;

5.          A proposal to approve an advisory resolution on executive compensation; and

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6.          Any other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

As of the date hereof, management has no knowledge of any other business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or the related proxy card other than the matters set forth above.

VOTING SECURITIES

Record Date; Outstanding Shares; Shares Entitled to Vote

Our Board of Directors has fixed the close of business on October 6, 2014 as the record date, or “Record Date,” for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had __________ shares of common stock issued and outstanding held by approximately _____ stockholders of record. We have no other class of voting securities outstanding.

Stockholders of record on the Record Date will be entitled to one vote per share of common stock on any matter that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Quorum and Vote Required

The presence, in person or by duly executed proxy, of a majority of the issued and outstanding stock of the Company entitled to vote at the Annual Meeting shall constitute a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is present, (1) the members of the Board of Directors must be elected by a plurality of votes properly cast at the Annual Meeting; (2) the proposal to amend the Tenth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock must be approved by the affirmative vote of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting; (3) the proposals to approve (a) an amendment to the Company’s 2008 Incentive Award Plan; (b) the ratification of the appointment of Cherry Bekaert LLP as our independent auditor; and (c) such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting, must be approved by the affirmative vote of a majority of the votes properly cast with respect to such proposals at the Annual Meeting; and (4) with respect to the proposal to approve the advisory resolution on executive compensation, the proposal will be approved if the majority of votes cast are in favor of the proposal. While the advisory vote on executive compensation (Proposal 5) is non-binding, our Board of Directors and Compensation Committee, as applicable, will carefully consider the outcome of the vote on this proposal when considering future matters related to executive compensation.

Voting; Proxies; Revocation

Shares of our common stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to or at the Annual Meeting, will be voted at the Annual Meeting, and at any adjournments, continuations or postponements of the Annual Meeting, in accordance with the instructions on the proxies.

If a proxy is duly executed and submitted without instructions, the shares of common stock represented by that proxy will be voted “FOR”:

1.          The proposal to elect six directors to the Company’s Board of Directors for one-year terms;

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2.          The proposal to approve an amendment to the Company’s Tenth Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 274,800,000 to 314,800,000;

3.          The proposal to approve an amendment to the Company’s 2008 Incentive Award Plan to increase the number of shares available for issuance from 35,200,000 to 45,200,000;

4.          The proposal to ratify the appointment of Cherry Bekaert LLP, as the Company’s independent auditor to audit the Company’s 2014 financial statements; and

5.          The proposal to approve an advisory resolution on executive compensation.

If other matters are properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

The person who executes a proxy may revoke it at, or before, the Annual Meeting by: (A) delivering to our Secretary a written notice of revocation of a previously delivered proxy bearing a later date than the proxy; (B) duly executing, dating and delivering to our Secretary a subsequent proxy; or (C) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to Rock Creek Pharmaceuticals, Inc., 2040 Whitfield Ave., Suite 300, Sarasota, Florida 34243, Attn: Corporate Secretary. If your shares of common stock are held in a brokerage account, you must follow your broker’s instructions to revoke a proxy.

Abstentions and Broker Non-Votes

Broker non-votes occur when a nominee holding shares of voting securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions, withheld votes, and broker non-votes are included in determining whether a quorum is present but are not deemed votes cast “For” or “Against” a given proposal, and therefore, are not included in the tabulation of the voting results. As such, abstentions, withheld votes, and broker non-votes do not affect the voting results with respect to the election of directors or the issues requiring the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against the approval of any items requiring the affirmative vote of the holders of a majority or greater of our outstanding common stock present and entitled to vote at the Annual Meeting.

Proxy Solicitation

We are soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding common stock for the benefit of others so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of our Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.

Business; Adjournments

We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

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If a quorum is not present at our Annual Meeting, the Annual Meeting may be adjourned or postponed until a quorum is present by the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting. Any business may be transacted at the adjourned meeting that might have been transacted at the Annual Meeting originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS

Six directors (all of which are current directors) have been nominated for election at the Annual Meeting to serve until the next annual meeting of stockholders or until their respective successors are elected or appointed or until their earlier removal or resignation.

Nominees for election to the Board of Directors shall be elected by a plurality of votes properly cast at the Annual Meeting. Our Board of Directors has no reason to believe that the director nominees listed below will be unable or decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies cast for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors.

The Board of Directors recommends that you vote “FOR” all of the nominees listed below.

Nominees for Election at the Annual Meeting

Set forth below are the names of and biographical information pertaining to each person nominated for election to our Board of Directors.

Christopher C. Chapman, Jr. MD, 61. Dr. Chapman has served as a member of our Board of Directors since September 2005 and was elected as President of our Company following the 2013 annual meeting of stockholders held on December 27, 2013. Since its inception in 1999, Dr. Chapman has served as Chairman and Chief Executive Officer of Chapman Pharmaceutical Consulting, Inc., which provides expert medical consultation on the development and management of domestic and global product development programs for biotech, pharmaceutical and medical device products. He served as Senior Director of Medical Affairs with Quintiles/BRI, the largest contract research organization in the U.S., from 1995 until 2000. In that capacity, Dr. Chapman had oversight responsibility for the support of new drug applications, clinical studies and device submissions to the FDA for approval. From 1992 until 1994, Dr. Chapman was Medical Director at Regeneron Pharmaceuticals. He currently serves as Chairman of the Chapman Pharmaceutical Health Foundation. Dr. Chapman is a graduate of the Georgetown University School of Medicine in Washington, D.C.

Dr. Chapman understands the history of our Company and the strategic goals envisioned by management. He has valuable experience with research and development strategies and bringing new drug applications before the FDA (including the IND process). This experience will be key in light of the Company’s expected shift to focus more on the development, approval and sales of pharmaceutical products in connection with the Company’s ongoing corporate transition. Dr. Chapman is expected to act as a key bridge between our prior Board and our new Board.

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Benjamin M. Dent, 63. Mr. Dent has served as a member of our Board of Directors since December 2013. Mr. Dent has held leadership positions with a number of public and privately-held companies across business sectors. Mr. Dent served as Chief Financial Officer of SADAR 3D from 2012 to 2013, Senior Vice President and Chief Financial Officer for Carbolytic Materials Company from 2011 to 2012, Chief Executive Officer for PBM Consulting (Mr. Dent’s own consulting firm, now known as The Dent Consulting Group LLC) from 2010 to the present, and Vice President and Chief Financial Officer of Moark, LLC from 2005 to 2009. From 1997 to 2001, Mr. Dent held senior leadership and accounting positions with Solutia, Inc. and Capsugel, a business unit of Pfizer, Inc., and acted as a management consultant for Lehman Brothers Investment Management Portfolio Company. Mr. Dent was named to the 2012 list of “Worldwide Who’s Who in Excellence in Finance.” Mr. Dent is an adjunct professor at St. Louis University in the graduate entrepreneurial management program. Mr. Dent received his undergraduate degree and MBA from the University of South Carolina and is a Certified Management Accountant.

Mr. Dent has extensive experience in finance, accounting and capital funding for both private and public companies, including acting as a Chief Financial Officer. This experience will be particularly important as the Company implements strategies to finance its expected pharmaceutical development efforts.

Michael John Mullan MBBS (MD),PhD, 57. Dr. Mullan has served as a member of our Board of Directors since December 2013. Dr. Mullan was elected as our Chief Executive Officer and Chairman of our Board following the 2013 annual meeting of stockholders held on December 27, 2013. Dr. Mullan is a global leader in the medical, pharmaceuticals and research fields. Until October 2013, Dr. Mullan served as Chief Executive Officer and President of the Roskamp Institute. Dr. Mullan continued to serve as Chief Executive Officer of the Roskamp Institute until September 2014. Dr. Mullan also serves as Chief Executive Officer of Archer Pharmaceuticals, Inc. and President of Sci-Brain. Dr. Mullan has served in numerous directorship positions for medical research organizations, including the Roskamp Institute from 2003 to 2011, Roskamp Institute for Research of Alzheimers Disease and related Neuropsychiatric Disorders from 1998 to 2003 and the Memory Disorder Clinic from 1998 to 2003. Dr. Mullan taught as a professor of medicine in neuroscience, psychiatry and pathology at the University of South Florida from 1995 to 2003. Dr. Mullan has authored or co-authored more than 200 articles on an array of medical topics, including the treatment of Alzheimer’s disease. Dr. Mullan received his medical degree, MBBS (MD) and PhD in Molecular Genetics from London University.

Dr. Mullan brings a highly unique set of skills to our Board as a seasoned executive, physician and clinical researcher. In light of our Company’s shift to focus more on the development, approval and sales of pharmaceutical products, Dr. Mullan’s scientific background and experience with, and contacts in, the pharmaceutical industry will be a necessary component of the Company’s ongoing corporate transition. Further, Dr. Mullan has important experience acting in a leadership position of large medical research organizations and is well-known and respected in his field.

Scott P. Sensenbrenner, 45. Mr. Sensenbrenner has served as a member of our Board of Directors since December 2013. Mr. Sensenbrenner has extensive experience in the areas of nutraceutical marketing, supply chain, operations and financial management in the natural products industry. He currently serves as the Chief Executive Officer and a director for Enzymedica Inc., a market leader in the area of enzymes supplementation, and has been in this position since 2009. From 2004 to 2009, Mr. Sensenbrenner acted as Vice President of Marketing and Sales for Thorne Research and from 2001 to 2004, he served as the Group Director of the Nutrition Division for Perrigo, Inc. Mr. Sensenbrenner led the marketing efforts at Enzymatic Therapy in the 1990’s, when the firm introduced many of the leading products sold in the natural products industry today including; Glucosamine, CoQ10, St. John’s Wort, 7Keto, Policosanol, Red Yeast Rice, Standardized Herbs, IP-6, KAVA, and Black Cohosh. In each of these roles, Mr. Sensenbrenner designed and orchestrated business strategies and executed category-changing product introductions. Mr. Sensenbrenner also served as an advisory director of Z Trim Holdings, a public company, from 2006 to 2007. Mr. Sensenbrenner received his Bachelor of Science degree in Journalism from the University of Wisconsin.

Mr. Sensenbrenner’s nutraceutical and pharmaceutical marketing experience will be valuable given that a key component of the Company’s ongoing corporate transition is a focus on market acceptance of pharmaceutical products (as well as continuing to market the Company’s existing nutraceutical supplements and our cosmetic line of products). Thus, if our Company obtains any requisite regulatory approvals to market pharmaceutical products, we expect Mr. Sensenbrenner will be able to provide the Board and our management with valuable insight and guidance with respect to the marketing of such products.

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Lee M. Canaan, 57. Ms. Canaan has served as a member of our Board of Directors since August 1, 2014. Ms. Canaan has been a portfolio manager and an investment advisor at Braeburn Capital Partners, LLC, a private investment fund, since September 2003. During her time with Braeburn Capital Partners, Ms. Canaan also founded and established the fund’s investment management business. In addition, from September 2011 to November 2012, Ms. Canaan served as the Corporate Development Partner of Quantum Ventures of Michigan, LLC, a private equity firm. Ms. Canaan has also served, since May 2013, as a director and a member of the Audit and Reserves Committees of Equal Energy Ltd. (NYSE: EQU), a publicly traded oil and gas exploration company.

Ms. Canaan understands the history of our Company from the perspective of a long-time shareholder and professional investment manager. Her extensive experience in both the public and private capital markets industry as well as financial analysis will be valuable to the Company’s Board of Directors as the Company develops and implements strategies to finance its expected pharmaceutical development efforts in connection with its ongoing corporate transition.

Edward J. McDonnell, 69. Mr. McDonnell has served as a member of our Board of Directors since August 1, 2014. Mr. McDonnell has been the President of Compliance Management Consulting, an independent consulting practice providing expert witness services, regulatory vulnerability assessments, and compliance management consulting services to FDA regulated industries, since 2000. Mr. McDonnell also worked at the FDA for more than 27 years, in positions such as District Director, New England District Office (1987-1994), Director, Division of Compliance Programs (1977-1987), and Special Assistant to the Director, Office of Compliance (1975-1977).

Mr. McDonnell’s extensive experience in working with the FDA and with FDA regulated industries will be valuable to the Company’s Board of Directors as the Company focuses on the development and approval of pharmaceutical products in connection with its ongoing corporate transition.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

At the 2013 annual meeting of the stockholders held on December 27, 2013, the stockholders elected all new Board members (with the exception of Dr. Chapman who has been a Board member since 2005). In the discussion below, we will refer to the Board prior to December 27, 2013 as our “Prior Board” and the currently existing Board as our “current Board.” Our current Board has seven members-the six nominees named above and Mr. Thomas Wilson, who has not been renominated. Effective as of the Annual Meeting, the number of members on our Board has been reduced to six (6).

The Board of Directors

Our Board of Directors held twenty-four meetings during 2013, which were attended by all of the members of the Prior Board. In 2013, the members of the Prior Board did not attend the 2013 annual meeting of stockholders. Each member of a committee of our Prior Board and current Board attended all of their respective committee meetings during the period he or she served thereon in 2013. All directors are expected to attend each meeting of the Board of Directors and the meetings of the committees on which they serve, and are also encouraged to attend the annual meeting of stockholders. Our current Board has held 6 meetings to date during 2014 (although not all of our current Board members had been appointed at the time of all such meetings).

Although we have not to date developed a formal process whereby stockholders can communicate directly with members of our Board of Directors, we believe that the informal process whereby stockholders communicate with our Secretary, who subsequently relays such communications to our Board of Directors, has adequately served the stockholders’ needs with regard to communications with our Board of Directors and is appropriate given the size of our Company.

Director Independence

The standards relied upon by our Board of Directors in affirmatively determining whether a director is “independent” in compliance with the rules of The NASDAQ Global Market are the standards set forth in the NASDAQ Marketplace Rules and the applicable listing requirements thereof. In addition, no director will qualify as independent unless our Board of Directors affirmatively determines that the director has no relationship that may interfere with the director’s exercise of independent judgment.

Our Prior Board, in applying the above-referenced standards, affirmatively determined that the following members of our Prior Board were independent: Dr. Chapman, Neil Chayet, Burton Haynes, and Ralph Everett. It was further determined that Paul Perito and Jonnie R. Williams, Sr. were not independent by virtue of their positions as executive officers of our Company.

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Our current Board, in applying the above-referenced standards, has affirmatively determined that the following members of our current Board are independent: Messrs. Dent, Sensenbrenner, Wilson, and McDonnell and Ms. Canaan. Drs. Mullan and Chapman are not independent by virtue of their positions as executive officers of our Company. (In addition, Ms. Naomi Whittel, who was elected to our Board of Directors in December 2013 and resigned from our Board of Directors on February 10, 2014, was considered to be independent during her time on the Board.)

As part of the Board of Director’s process in making independence determinations, each director that has been determined to be independent has provided responses to questionnaires confirming that (i) all of the above-cited objective criteria for independence are satisfied and (ii) he or she has no other relationship that could interfere with his or her ability to exercise independent judgment.

Board Leadership Structure

We do not have a policy with regard to whether the offices of Chairman of the Board and Chief Executive Officer may or may not be held by the same individual. Our governing documents permit the Chairman and Chief Executive Officer to be the same or different individuals, which provides the Board of Directors the flexibility to determine whether these roles should be combined or separated based on the Company’s circumstances and needs at any given time. The roles of Chairman and Chief Executive Officer of the Company are currently held by Dr. Michael J. Mullan.

We believe that this Board leadership structure is appropriate for our Company at this time, in that the combined role of the Chairman of the Board and the Chief Executive Officer promotes unified leadership and direction for the Company, allowing for a single, clear focus for management to execute the Company’s strategy and business plan, while also providing for effective oversight by an independent Board. We believe the Chief Executive Officer is in the best position to focus the independent directors’ attention on the issues of greatest importance to the Company and its stockholders. We believe these factors are particularly important in light of the ongoing corporate transition, and the importance of Dr. Mullan being able to set the agenda for the Company. We believe that our overall corporate governance policies and practices combined with the strength of our independent directors minimize any potential conflicts that may result from combining the roles of our Chairman of the Board and our Chief Executive Officer. As part of its annual self-assessment, the Board will consider whether the current leadership structure continues to be optimal for the Company and its stockholders. The Company does not have a lead independent director at this time.

Risk Oversight

Our Board is involved in the oversight of risks that could affect the Company. This oversight is conducted primarily through the standing committees of the Board, each of which is responsible for overseeing and managing the risks associated with its particular area of responsibility.

The Committees of the Board of Directors

The standing committees of our Board of Directors are the Audit Committee, Compensation Committee and Nominating Committee. The discussion below relates to the members of these committees during 2013 (our Prior Board until December 27, 2013) and as of the date hereof (our current Board), and activities of these committees during 2013. Mr. Wilson’s term as a director will end on the date of the Annual Meeting, and a successor to be determined will replace him on the committees on which he is currently a member.

Audit Committee. The Audit Committee of our Prior Board consisted of Mr. Haynes, who served as the Chairman, and Dr. Chapman and Mr. Chayet. Our Prior Board determined that each of Dr. Chapman and Messrs. Chayet and Haynes qualified as independent directors under the applicable NASDAQ listing requirements and SEC rules and regulations. Our current Audit Committee consists of Mr. Dent, who currently serves as Chairman, Mr. Sensenbrenner and Mr. Wilson. Our current Board has determined that each of the current Audit Committee members qualify as independent directors under the applicable NASDAQ listing requirements and SEC rules and regulations.

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The Audit Committee met ten times during 2013. The Audit Committee and our Board of Directors have adopted a charter for the Audit Committee setting forth the structure, powers and responsibilities of the Audit Committee. A copy of the current Audit Committee charter is attached as Appendix A to this Proxy Statement.

Pursuant to the charter, the Audit Committee is comprised of at least three members appointed by our Board of Directors, each of whom satisfies the requirements of financial literacy. The Audit Committee of our Prior Board determined that Mr. Haynes was an “audit committee financial expert,” and the Audit Committee of our current Board determined that Mr. Dent is an “audit committee financial expert” as that term is defined under the Securities Exchange Act of 1934, as amended, or “Exchange Act.” Under its charter, the responsibilities of the Audit Committee include:

•	annually selecting and reviewing with our Board of Directors the selection of our Company’s independent auditors;

•	reviewing and discussing with management significant accounting matters;

•	approving our audited financial statements to be included in our Company’s Annual Report on Form 10-K; and

•	pre-approving all audit and non-audit services and fees associated with our independent auditors.

The Compensation Committee. The Compensation Committee of our Prior Board consisted of Dr. Chapman, who served as the Chairman, Mr. Chayet and Mr. Haynes. Our Prior Board determined that each of Dr. Chapman and Messrs. Chayet and Haynes qualified as independent directors within the meaning of the applicable NASDAQ listing requirements. Likewise the current Board has determined that each of the current Compensation Committee members, Messrs. Dent, Sensenbrenner and Wilson, who serves as the Chairman, qualify as independent directors within the meaning of the applicable NASDAQ listing requirements. The Compensation Committee met seven times during 2013. The Compensation Committee and our Board of Directors have adopted a charter for the Compensation Committee setting forth the structure, powers and responsibilities of the Compensation Committee. A copy of the current Compensation Committee charter is attached as Appendix B to this Proxy Statement.

The Compensation Committee is responsible for:

•	recommending to the Board of Directors salaries, bonuses and other forms of compensation for our executive officers, including without limitation, stock options, restricted shares and other forms of equity compensation;

•	considering and adopting changes in our compensation structure as applicable to all nonexecutive officer employees, including, but not limited to, salaries and benefits;

•	recommending changes in director and officer indemnification;

•	performing such duties and exercising such authority as may be assigned to a committee of the Board of Directors, under the terms of our equity incentive and bonus plans; and

•	performing such other duties and exercising such other authority as may be assigned from time to time to the Compensation Committee by our Board of Directors.

The Nominating Committee. The Nominating Committee of our Prior Board consisted of Dr. Chapman and Messrs. Everett and Haynes. Our Prior Board determined that each of Dr. Chapman and Messrs. Everett and Haynes qualified as independent directors within the meaning of the applicable NASDAQ listing requirements. Our current Nominating Committee consists of Messrs. Dent, Sensenbrenner (who serves as Chairman), and Wilson. Our current Board has determined that each of Messrs. Dent, Sensenbrenner and Wilson qualify as independent directors within the meaning of the applicable NASDAQ listing requirements. The Nominating Committee met one time in 2013.

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Our Board of Directors has adopted a charter for the Nominating Committee, setting forth the structure, powers and responsibilities of the Nominating Committee. A copy of the current Nominating Committee charter is attached as Appendix C to this Proxy Statement.

The Nominating Committee has the authority to nominate persons to stand for election to our Board of Directors. The Nominating Committee may consider the following criteria, as well as any other factors the Committee deems appropriate, in recommending candidates for election to our Board of Directors: (i) personal and professional integrity; (ii) business judgment; (iii) experience in management and in our industry; (iv) experience as a board member of another publicly held company; and (v) academic expertise in an area of our Company’s operations.

The Nominating Committee may consider current members of our Board for re-election unless they have notified our Board that they do not wish to stand for re-election. The Nominating Committee may also consider candidates for our Board recommended by current members of our Board or members of management. In addition, the Nominating Committee will consider stockholder recommendations for nominees for director, although there are no formal procedures for stockholders to nominate persons to serve as directors. The Nominating Committee will consider director candidates recommended by our stockholders in the same manner as it would consider any other nominees. If the Nominating Committee determines that a stockholder-recommended candidate is suitable for Board membership, it may include the candidate in the pool of candidates under consideration for nomination upon the occurrence of the next Board vacancy or in connection with the next annual meeting of our stockholders. Once the Nominating Committee has identified prospective nominees it will solicit background information on the candidates and then interview and evaluate the candidates. The Nominating Committee will then report to the Board.

Board of Directors Compensation

In compensating directors, our Company has sought to use a combination of payments for participation in director and committee meetings, initial anniversary stock option grants and periodic stock option grants. The combination of payments for meeting attendance and stock option grants is intended to motivate and align the interest of the directors with that of our Company. Also, we have sought to use the combination of payments to directors for attendance at meetings and stock option grants to attract directors who have particular skills and expertise that would complement our Company’s mission, particularly in the area of finance, new product development, medical research, and other health-related areas.

Each of our Company’s independent directors, as so classified by our Board of Directors as described above, or the “Independent Directors,” is granted a stock option to purchase up to 50,000 shares of our common stock on the date such Independent Director is first elected to the Board of Directors, vesting in equal installments on each of the first two anniversaries of the date of grant. As an annual retainer, each Independent Director additionally receives a stock option to purchase up to 50,000 shares of our common stock granted on each anniversary of such Independent Director’s initial election to the Board of Directors, exercisable immediately. Each Independent Director also receives a payment of $4,500 for participation in each meeting of the Board of Directors and any committee meeting attended personally and $3,500 for participation in each meeting of the Board of Directors and any committee meeting attended telephonically, subject to a cap of $6,000 for multiple in-person or telephonic meetings on the same day. Additionally, the chairman of the Audit Committee is to receive a separate fee of $20,000 per year for services in that capacity, although the fee has been waived at times in the past, and the chairman of the Compensation Committee is to receive a separate fee of $15,000 per year for services in that capacity.

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Directors who are employees of our Company receive compensation in their capacity as employees but do not receive any compensation for Board or committee meetings, nor do they receive the “options package” made available to individuals serving as Independent Directors.

The following table sets forth, for our Company’s Independent Directors (including those members of the Prior Board that were considered to be Independent Directors and those members of the current Board that served during 2013 and are considered to be Independent Directors), certain information regarding fees earned and equity awards granted during the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Option Grant Date Fair Value ($)(2)	All Other Compensation	Total ($)
Burton J. Haynes (3)	$160,500	$72,550	-	$233,050
Christopher C. Chapman, MD(3)	154,500	73,000	-	227,500
Neil L. Chayet(3)	135,000	73,000	-	208,000
Ralph B. Everett(3)	92,500	47,150	-	139,650
Benjamin M. Dent (4)	-	48,600	-	48,600
Scott P. Sensenbrenner (4)	-	48,600	-	48,600
Naomi Whittel (4)(5)	-	48,600	-	48,600
Thomas L. Wilson (4)	-	48,600	-	48,600

(1)	This column represents the amount of compensation earned by each Independent Director during 2013 in the form of director fees.

(2)	Amounts represent the grant date fair value of the stock options issued in the respective year. For the assumptions used in calculating the value of these awards, see Note 8 to our consolidated financial statements included in Item 15 of the Annual Report on Form 10-K for the year ended December 31, 2013.

(3)	Messrs. Haynes, Chapman, Chayet and Everett did not stand for re-election as independent directors to the Board at our 2013 annual meeting of stockholders held on December 27, 2013. Dr. Chapman was elected as a management member of the Board at our 2013 annual meeting of stockholders, and therefore is no longer considered an Independent Director.

(4)	Messrs. Dent, Sensenbrenner and Wilson and Ms. Whittel were elected to our Board at our 2013 annual meeting of stockholders held on December 27, 2013 and did not receive any fees for attending Board meetings in 2013. They did receive initial director stock option grants on December 27, 2013 for 50,000 option shares, which are reflected in the option grant fair value column above. Mr. Wilson’s term as a director will end at the Annual Meeting.

(5)	Ms. Whittel resigned from our Board of Directors on February 10, 2014, and her stock options, which had not yet vested were terminated on that date.

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The following represents the number of options granted to each Independent Director (including those members of the Prior Board that were considered to be Independent Directors and those members of the current Board that served during 2013 and are considered to be Independent Directors) in 2013 and the total number of options held by each Independent Director (including those members of the Prior Board that were considered to be Independent Directors and those members of the current Board that served during 2013 and are considered to be Independent Directors) as of December 31, 2013.

Name	Options Granted 2013	2013 Vested Options	Option Exercise Price ($)	Option Expiration Date	Total Options outstanding as of December 31, 2013
Burton J. Haynes (1)	50,000	50,000	1.90	10/22/23	250,000

Christopher C. Chapman, MD(1)	50,000	50,000	1.90	9/22/23	575,000

Neil L. Chayet(1)	50,000	50,000	1.90	9/7/23	475,000

Ralph B. Everett(1)	50,000	50,000	1.25	12/14/23	100,000

Benjamin M. Dent	50,000	-	1.25	12/27/23	50,000

Scott P. Sensenbrenner	50,000	-	1.25	12/27/23	50,000

Naomi Whittel (2)	50,000	-	1.25	12/27/23	50,000

Thomas L. Wilson (3)	50,000	-	1.25	12/27/23	50,000

(1)	Messrs. Haynes, Chayet and Everett did not stand for re-election to the Board at the 2013 annual meeting of stockholders held on December 27, 2013. Dr. Chapman was elected as a management member of the Board at our 2013 annual meeting of stockholders, and therefore is no longer considered an Independent Director.

(2)	Ms. Whittel resigned from our Board of Directors on February 10, 2014.

(3)	Mr. Wilson’s term as a director will end at the Annual Meeting.

Compensation Committee Interlocks and Insider Participation

Other than Dr. Chapman, who was appointed to serve as the President of our Company following the 2013 annual meeting of stockholders held on December 27, 2013, no director who served on our Compensation Committee during 2013, each of whom is listed under “The Committees of the Board of Directors – The Compensation Committee,” has served as an officer or employee of our Company at any time. None of our executive officers served, during 2013, as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

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SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of September 22, 2014, certain information with respect to the beneficial ownership of our Company’s common stock by each beneficial owner of more than 5% of our Company’s voting securities, each director, each Named Executive (as defined below), and all directors and executive officers of our Company as a group. As of September 22, 2014, there were 192,997,235 shares of our Company’s common stock outstanding.

Name	Shares Beneficially Owned(1)	Percentage Owned(2)
Named Executive Officers
Michael J. Mullan (3)	1,000,000	*
Christopher C. Chapman, Jr. M.D. (4)	1,075,000	*
Park A. Dodd, III (5)	395,000	*
Paul L. Perito (6)	8,367,295	4.21%
David Dean (7)	891,398	*
Directors Who Are Not Named Executive Officers
Benjamin M. Dent (8)	-	-
Scott P. Sensenbrenner (9)	-	-
Naomi Whittel (10)	-	-
Thomas L. Wilson (11)	-	-
Lee M. Canaan (12)	-	-
Edward J. McDonnell (13)	-	-
All Directors and Executive Officers as a Group (11 Persons)(14)	11,728,693	5.81%
Other Beneficial Owners of 5% or More of the Outstanding Common Stock of the Company
Tradewinds Capital, L.P. and Other Group Members(15)	20,848,854	10.65%
Jonnie R. Williams, Sr.(16)	10,461,703	5.21%
John Joseph McKeon (17)	24,070,000	12.13%

* Denotes less than 1% beneficial ownership.

(1)	Beneficial ownership is determined in accordance with rules of the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities, but not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of voting stock shown as beneficially owned by them. Unless otherwise noted, the address for each of the above stockholders is c/o Rock Creek Pharmaceuticals, Inc., 2040 Whitfield Ave., Suite 300, Sarasota, Florida 34243.

(2)	The “Percentage Owned” calculations are based on the outstanding shares of our common stock as of September 22, 2014.

(3)	Includes 1,000,000 shares that Dr. Mullan has the right to acquire upon exercise of stock options.

(4)	Includes 1,075,000 shares that Dr. Chapman has the right to acquire upon exercise of stock options.

(5)	Includes 385,000 shares that Mr. Dodd has the right to acquire upon exercise of stock options and 10,000 shares held by Mr. Dodd.

(6)	Includes 2,393,295 shares held by Mr. Perito, 50,000 shares that Mr. Perito has the right to acquire upon exercise of a warrant, 5,875,000 shares which Mr. Perito has the right to acquire upon exercise of stock options, and an aggregate of 49,000 shares held by his children or in trust for the benefit of his children, of which Mr. Perito disclaims beneficial ownership. Mr. Perito’s employment with the Company ended on May 19, 2014.

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(7)	Includes 151,742 shares held by Mr. Dean, 1,100 shares held by Mr. Dean’s wife, 238,556 shares held in an individual retirement account, and 500,000 shares that Mr. Dean has the right to acquire upon exercise of stock options. Mr. Dean’s employment with the Company ended on June 30, 2014.

(8)	Mr. Dent was granted a stock option for 50,000 shares upon his election to our Board of Directors at our 2013 annual meeting of stockholders held on December 27, 2013. Those option shares will vest in 25,000 share increments on December 27, 2014 and December 27, 2015 respectively.

(9)	Mr. Sensenbrenner was granted a stock option for 50,000 shares upon his election to our Board of Directors at our 2013 annual meeting of stockholders held on December 27, 2013. Those option shares will vest in 25,000 share increments on December 27, 2014 and December 27, 2015 respectively.

(10)	Ms. Whittel was granted a stock option for 50,000 shares upon her election to our Board of Directors at our 2013 annual meeting of stockholders held on December 27, 2013. Ms. Whittel resigned from our Board of Directors on February 10, 2014 and her stock options, which had not vested, were terminated on that date.

(11)	Mr. Wilson was granted a stock option for 50,000 shares upon his election to our Board of Directors at our 2013 annual meeting of stockholders held on December 27, 2013. Mr. Wilson’s term as a director will end at the Annual Meeting.

(12)	Ms. Canaan was granted a stock option for 50,000 shares upon her appointment to our Board of Directors on August 1, 2014. Those option shares will vest in 25,000 share increments on August 1, 2015 and August 1, 2016.

(13)	Mr. McDonnell was granted a stock option for 50,000 shares upon his appointment to our Board of Directors on August 1, 2014. Those option shares will vest in 25,000 share increments on August 1, 2015 and August 1, 2016.

(14)	Includes 2,843,693 shares of common stock, 8,835,000 shares of common stock that the directors and officers have the right to acquire upon the exercise of options and 50,000 shares of common stock that the directors and officers have the right to acquire upon exercise of warrants.

(15)	Based on a Schedule 13D/A filed by Tradewinds Capital, L.P. (“Tradewinds Capital”), Tradewinds Investment Partners, LLC (“TIP”), Tradewinds Investment Management, L.P. (“TIM”), P.V. Partners, L.P. (“PVP”), Feehan Partners, L.P. (“Feehan”), Scott P. Peters (“Mr. Peters”), and Robert W. Scannell (“Mr. Scannell”) (collectively, the “Reporting Persons”) on April 10, 2014. Includes 2,962,335 shares over which Tradewinds Capital, TIP and TIM have shared voting and investment power, 7,089,362 shares over which PVP has shared voting and investment power, 6,357,457 shares over which Feehan has shared voting and investment power, and 64,700 shares held by Mr. Peters’ retirement accounts (with respect to which Mr. Peters has sole voting and investment power).

TIP is the General Partner, and TIM is the investment manager, of Tradewinds Capital and, as such, may be deemed to share voting and investment power over the shares held by Tradewinds Capital. Mr. Peters is a Member of TIP and a Co-General Partner of TIM and, as such, may be deemed to share voting and investment power over the shares held by Tradewinds Capital. Mr. Peters is the General Partner of PVP. Mr. Scannell is the Managing Member of TIP and a Co-General Partner of TIM and, as such, may be deemed to share voting and investment power over the shares held by Tradewinds Capital. Mr. Scannell is the General Partner of Feehan.

Accordingly, Mr. Peters has shared voting and investment power over the 2,962,335 shares held by Tradewinds Capital and the 7,089,362 shares held by PVP, and sole voting and investment power over the 64,700 shares held by his retirement accounts. Together, Mr. Peters has beneficial ownership of 10,116,397 shares. Mr. Peters disclaims any beneficial ownership of the shares held by Feehan.

Mr. Scannell has shared voting and investment power over the 2,962,335 shares held by Tradewinds Capital and the 6,357,457 shares held by Feehan. Together, Mr. Scannell has beneficial ownership of 9,319,792 shares. Mr. Scannell disclaims any beneficial ownership of the shares held by PVP and Mr. Peters’ retirement accounts.

Includes 2,753,622 shares issuable upon the exercise of warrants. Following the filing of the Schedule 13D/A, PVP acquired an additional 3,125,000 shares and Feehan acquired an additional 1,250,000 shares, which are included in the table above.

The address for these Reporting Persons is c/o Tradewinds Investment Management, L.P., Three Harbor Drive, Suite 213, Sausalito, California 94965.

(16)	Includes 2,804,037 shares held by Mr. Williams, 2,597,666 shares that Mr. Williams has the right to acquire upon exercise of warrants, and 5,060,000 shares that Mr. Williams has the right to acquire upon exercise of stock options. Mr. Williams’ beneficial ownership is based solely on publicly available information as filed with the SEC and our Company records. Pursuant to note and pledge agreements dated June 26, 2009, December 16, 2010 and December 19, 2012, Mr. Williams pledged a total of 8,327,468 shares of our common stock, which have since been transferred by Mr. Williams and are therefore not reflected in the above table.

(17)	Based on the reporting person’s Schedule 13G/A filed on February 18, 2014, reflects 13,570,000 shares for which Mr. McKeon has sole voting and dispositive power. Also includes 5,000,000 shares acquired on August 8, 2014 and 5,500,000 shares issuable upon the exercise of warrants. The address for this stockholder, as set forth in the Schedule 13G/A, is 15A, Golf Village, Key Largo, FL 33037.

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Equity Compensation Plan Information

The following table provides certain information, as of December 31, 2013, with respect to our equity compensation plans under which our common stock is authorized for issuance:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options and Rights	Weighted- Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Column a)
	(a)	(b)	(c)
Equity Compensation Plans Approved by Stockholders	22,145,000	$2.27	12,279,697

As of September 22, 2014, the Company had no available securities remaining under the plans as a result of option and share grants made under the plans after December 31, 2014 and as a result of an increase in the number of shares that are potentially issuable to our Company’s CEO and President under existing contingent performance-based grants.

EXECUTIVE OFFICERS

Set forth below are the names of and biographical information for each of our executive officers who is not also a director.

Christopher C. Chapman, Jr. MD, 61. For biographical information on Christopher C. Chapman, see “Nominees for Election at the Annual Meeting.”

Park A. Dodd, III, 61, has served as our Company’s Chief Financial Officer, Treasurer, and Assistant Secretary since October 2007. Mr. Dodd was a special advisor to our Company from May 2007 until assuming the role as Chief Financial Officer in October 2007. Mr. Dodd’s experience includes a thirty-two year career in strategic financial planning and accounting. From 1980 to 2000, he held a number of management positions with Philip Morris, Inc. with increasing responsibilities in accounting and reporting, business decision support, financial planning and analysis during that time, including his service as Senior Manager and Director of Financial Planning and Analysis from 1992 to 1998 and Director of Finance Reengineering and Technology Upgrade from 1998 to 2000. Mr. Dodd was special advisor to the Chief Financial Officer of the United States Olympic Committee during 2000, and from 2001 to 2005 he served as Director in Accounting and Reporting of Capital One Financial Corporation in Richmond, Virginia. Between 2005 and the end of 2009, Mr. Dodd was a partner with Tatum, LLC, a national executive services firm that specializes in providing interim financial leadership to client organizations. Mr. Dodd received an undergraduate degree in Accounting from Virginia Tech in 1975 and an MBA from Virginia Commonwealth University in 1986. He is a licensed Certified Public Accountant in the State of Virginia.

Michael John Mullan MBBS (MD), PhD, 57. For biographical information on Michael John Mullan, see “Nominees for Election at the Annual Meeting.”

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Company’s named executive officers (as that term is defined in Item 402 of Regulation S-K) are Michael John Mullan, MBBS (MD) PhD, our Chairman and Chief Executive Officer, or “CEO”; Park A. Dodd, III, our Chief Financial Officer, or “CFO”, and Secretary; Christopher C. Chapman, Jr., MD, our President; Paul L. Perito, our former Vice President and Senior Counsel for Legal and Regulatory Affairs; David M. Dean, our former Vice President of Sales and Marketing; and Jonnie R. Williams, Sr., our founder and former CEO. We collectively refer to these executive officers as the “Named Executives.” The discussion and analysis that follows summarizes the compensation awarded to the Named Executives and certain other executive officers during 2013.

Overview

In our proxy statement filed on November 18, 2013 in connection with our 2013 annual stockholder meeting, we announced a transition of our Company’s activities to take advantage of the potential opportunities in the area of pharmaceutical products, including the development of products approved by the Food and Drug Administration. As part of that transition, at the 2013 annual stockholder meeting held on December 27, 2013, our stockholders elected a new Board of Directors that, except for Christopher C. Chapman, consisted of individuals who had not previously served on our Board of Directors. Immediately following that annual meeting, Michael J. Mullan, MBBS (MD) PhD was elected as our Chairman and CEO and Christopher C. Chapman, MD was elected as our President. We also entered into compensation arrangements with Drs. Mullan and Chapman at that time that had been summarized in our proxy statement. Also, immediately following that annual meeting, our then-CEO, Jonnie R. Williams, Sr. and our then-Chairman, President and COO, Paul L. Perito, resigned from their positions but continued to serve as employees of our Company – Mr. Perito as Vice President and Senior Counsel for Legal and Regulatory Affairs and Mr. Williams as a non-executive employee. Since that time, we have entered into severance agreements with Paul Perito and David Dean (our former Vice President of Sales and Marketing) and their employment with the Company has ended. In addition, Mr. Williams voluntarily resigned as an employee of the Company effective August 15, 2014. The discussion and analysis that follows will address compensation matters for 2013 generally, as well as the changes that took place following our annual stockholder meeting on December 27, 2013 with respect to our Company’s ongoing transition to focus more directly on the drug development area.

Our mission over the past several years has been to move away from the production of tobacco products in favor of promoting the use of certain alkaloids found in tobacco that appear to be beneficial in assisting in maintaining a healthy metabolism and potentially in treating a range of neurological and other conditions. In this regard, we focused on the development of non-nicotine, non-tobacco dietary supplements that provide viable alternatives to tobacco products and anti-inflammatory support, related pharmaceutical products and the licensing of our Company’s low tobacco specific nitrosamine, or low-TSNA, curing technology and our other technology. In particular, over the last several years we have been engaged in the production of several nutraceutical, dietary supplements that are marketed under the brand names Anatabloc® and CigRx® and the development of related pharmaceutical products that are designed to treat a range of conditions including Alzheimer’s disease, Parkinson’s disease, multiple sclerosis, osteoarthritis, dermatological conditions and tobacco dependence. With the change in structure put into place at our 2013 annual meeting of stockholders in December 2013, we are focusing on the new drug development aspects of our business and are transitioning our activities to meet that objective.

Currently, our revenues are being derived from the sale of our anatabine-based nutraceutical products and a cosmetic line of products that also utilizes our anatabine compound. As we have worked to achieve our corporate objectives over the years, we initially utilized our Company’s technology in producing low-TSNA tobacco as a platform to provide a base of financial support for our intellectual property, licensing and development initiatives. However, since 2007, we shifted the focus of our efforts to nutraceuticals and the development of related pharmaceutical products. We ceased manufacturing and selling our low-TSNA, dissolvable tobacco products as of December 31, 2012.

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Over the years we also have sought to develop a sophisticated structure for our innovative, technology-based company that could interact at all levels of the government, regulatory, medical and industrial sectors on a broad range of issues relating to the promotion of a healthy metabolism and lifestyle. To achieve this objective, our Company sought to engage individuals as our Chief Executive Officer and President who could oversee our Company’s existing business and promote a far-ranging approach to the issues facing our Company, and be in a position to enlist other individuals as employees and consultants to assist in those initiatives. With the incorporation of our RCP Development, Inc. (f/k/a Rock Creek Pharmaceuticals, Inc.) (“RCP Development”) subsidiary in 2007, we also sought to spearhead our development of nutraceuticals and pharmaceuticals which had evolved from our prior investigation of certain alkaloids in tobacco. Further, we worked to staff key executive positions in sales and marketing, finance, legal, investor relations and medical research with individuals who would complement our Company’s senior management and provide a level of expertise that would minimize the need to procure those services through external third parties.

Compensation Objectives

In establishing compensation for our Company’s executive officers, including our current CEO and President, we have sought to:

•	attract and retain individuals of superior ability and managerial talent;

•	ensure that the compensation for senior executive officers is aligned with our Company’s corporate strategies, business objectives and long term interests; and

•	enhance the incentive of our Company’s executive officers to maximize stockholder value by providing opportunities for direct ownership in our Company through awards of stock options and stock grants.

Over the last eleven years, our Company has experienced operating losses on an annual basis. Accordingly, since 2002, we had chosen to maintain our executive officers base salary at levels that existed at that time or at levels that were established when certain of our executive officers first joined our Company (though see “Base Salary” below for a discussion of voluntary reductions in base salary levels for certain of our Named Executives, as well as the new salary information for our new executive officers appointed in December 2013 in connection with our corporate transition) and to limit the use of an incentive-based salary structure as a means of determining salary levels for our executive officers or other employees.

In connection with the recent change in our Board and management, we negotiated employment agreements with Drs. Mullan and Chapman in 2013 that contain a combination of base salary, a potential performance cash award during their first year of employment ($150,000 and $75,000 in the case of Drs. Mullan and Chapman, respectively) based on the completion of pre-market testing of a time-released version of Anatabloc® and performance based stock options and stock awards. Consistent with our prior practice, those agreements were structured to minimize cash payments and to focus incentive awards on issuance of stock options and stock grants. In 2013, we did not make cash incentive payments to any of our employees, beyond the commission to David Dean on Anatabloc® sales discussed below. In April 2012, our Board of Directors, did, upon recommendation of the Compensation Committee, approve the payment of cash bonuses in an aggregate amount of $270,000 to ten of our employees, including three of our executive officers and two of our Named Executives, in recognition of their efforts in connection with the successful introduction of our Anatabloc® dietary supplement. In 2012, the Board of Directors approved a discretionary incentive bonus plan for David Dean under which, beginning in March 2012, he was receiving a commission of one-half of one percent of gross sales of our Anatabloc® product and was to be entitled to target bonuses of $10,000, $20,000, $50,000 and $100,000 when Anatabloc® sales reached gross revenues of $10.0 million, $20.0 million, $50.0 million and $100.0 million, respectively.

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As part of the compensation arrangements entered into with Drs. Mullan and Chapman in December 2013, our Board of Directors, upon recommendation of the Compensation Committee, approved awards to Drs. Mullan and Chapman in the amounts of 6,000,000 and 3,000,000 stock options, respectively, and stock grants with a value of $2.5 million and $1.25 million, respectively. The stock options granted to Dr. Mullan were issued in two grants of 3,000,000 each on December 27, 2013 and January 2, 2014. 1,000,000 of the stock grant on December 27, 2013 vested immediately. The stock options granted to Dr. Chapman were issued on December 27, 2013, with 500,000 vesting immediately. The remainder of the stock option awards (5,000,000 for Dr. Mullan and 2,500,000 for Dr. Chapman) and stock grants are subject to performance based vesting criteria contained in Drs. Mullan’s and Chapman’s employment agreements. Between 2008 and 2012, we made stock option awards to certain of our executive officers and other employees in recognition of their continued contribution towards our Company’s goals and objectives, particularly our product development initiatives. Those grants were intended, in part, to recognize past performance and to provide incentives for future performance in a manner that would not result in immediate cash payments by our Company.

In conducting our risk assessment analysis of employee compensation policies and practices, including those for our Named Executives, we have taken into account the fact that our compensation levels have traditionally been limited to base salary and benefits and have not been tied to additional compensation in the form of salary or cash bonus payments for meeting specific performance objectives. Since 2008, we have issued stock options to our named executive officers and other employees; however, most of those stock option grants have vested at the time of issuance and have not been tied to performance criteria. The stock options issued to Drs. Mullan and Chapman in December 2013 and Messrs. Perito and Williams in 2011 contained performance based vesting requirements, but those requirements have been tied to corporate objectives that are aligned to our Company’s overall mission, as opposed to specific individual performance criteria. Further, the decision to issue performance based stock options and stock awards was based, in part, on our Company’s determination that it would continue its previous policy of maintaining salary levels at prior year levels and, in the case of Drs. Mullan and Chapman, to incentivize their performance while limiting the level of cash payments required as part of their compensation packages. In the case of the incentive bonus plan established in April 2012 for David Dean, our former Vice President of Sales and Marketing, that bonus plan was discretionary and could be terminated at any time by our Board of Directors. Also, these bonus payments were tied to sales of our Anatabloc® dietary supplement, which has been a principal focus of our Company’s sales efforts since the introduction of Anatabloc® in 2011. Based on those considerations, we have concluded that our employee compensation policies and practices, including those applicable to our Named Executives, do not create risks that are reasonably likely to have a material adverse effect on us and do not result in an incentive for our Named Executives to take undue risk in order to increase their levels of compensation.

Our compensation determinations have been driven primarily by considerations relating to the ability to attract and retain individuals who could help our Company carry out its long-term objectives to promote the maintenance of a healthy metabolism and lifestyle and, in the case of Drs. Mullan and Chapman, to expand and expedite our efforts in the drug development area. The determinations also have involved an assessment of our Company’s progress in obtaining and protecting the intellectual property to which we are the exclusive owner or licensee, and the licensing of that technology, our success in introducing to the market nutraceuticals and pharmaceuticals through RCP Development, and our success in generating revenue from the licensing of our proprietary technology.

Our Board of Directors has provided its Compensation Committee the primary authority to determine the compensation awards available to our Company’s executive officers, and the Compensation Committee, in turn, makes recommendations on compensation levels to the Board for its approval after undertaking an analysis of appropriate levels of compensation for our executive officers. To aid the Compensation Committee in making its determinations, on a yearly basis the Compensation Committee is provided an analysis of the compensation levels of our executive officers based on the review of job functions and job responsibilities that have been assumed by particular executive officers and compensation ranges available in comparable positions for individuals with like training and experience. The analysis has been prepared by our Company’s General Counsel working with our COO and with input from outside counsel. Our CEO and COO also have provided recommendations, as appropriate, regarding compensation for all executive officers, including themselves. Our Company has not engaged a compensation consultant to undertake this analysis. Given our Company’s unique position in the area of developing nutraceuticals and pharmaceuticals based on our experience in dealing with non-nicotine alkaloids, the Compensation Committee has considered general market information for similar senior level executives in setting base compensation as opposed to specific industry data, including an analysis of salary levels and benefits for executives in the manufacturing sector in the relevant geographic markets (Richmond, Virginia, Washington, DC and Boston, Massachusetts) where we had our principal offices.

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In connection with the consideration of employment contracts for Drs. Mullan and Chapman, the Board, at the request of our Compensation Committee, retained CompensationGPS to provide the Compensation Committee with compensation data and other information as related to the proposed terms of Drs. Mullan’s and Chapman’s employment arrangements, including comparing such terms to both public and private companies in industries similar to the Company, and to advise the Compensation Committee as to the reasonableness of such terms. CompensationGPS is an independent compensation consulting firm that had no previous relationships with either the Company or any of its directors and officers, and was retained at the request of the Compensation Committee solely in relation to the matters discussed above.

In August 2010, through our RCP Development subsidiary, we introduced our non-nicotine, non-tobacco nutraceutical (CigRx®) and in August 2011 introduced another non-nicotine nutraceutical for anti-inflammatory support (Anatabloc®). We also introduced an Anatabloc® cosmetic line in 2012 and 2013. Given the current focus of our Company on the drug development area, going forward we expect we will consider the appropriate industry comparison based on the mix of products being sold and developed by our Company. In the case of our Company’s (now former) Vice President and Senior Counsel for Legal and Regulatory Affairs and General Counsel, the Compensation Committee also has undertaken an analysis of compensation for senior partners at major law firms in the Washington, DC area, given the background of our (now former) COO and General Counsel in the litigation, regulatory and legislative areas and their active involvement in implementing and coordinating our Company’s activities in these areas. The general market information that we have used previously is publicly available aggregated pooled data and, while the Compensation Committee reviews the general market information, it does not see the identity of any of the surveyed companies. Further, the analysis has focused on the extent to which executive officers have assumed multiple functions relating to various aspects of our Company’s mission and long-term objectives that in different circumstances likely would have been assumed by other employees. Also, the Compensation Committee considers other factors such as the seniority of our senior executives, and for newer hires, the executive’s base salary at his/her prior place of employment, the duties and responsibilities that the individual will be assuming, the availability of other well-qualified candidates that would be available to carry out our Company’s goals and objectives, and the compensation level a potential executive would be able to demand in a similar position with another company or institution. The Compensation Committee reviews the information provided by management and makes its recommendation to the Board of Directors with respect to appropriate compensation levels.

Base Salary

In 2013, the base salary for each of our executive officers, except for Drs. Mullan and Chapman, was set in accordance with the terms of contracts that were entered into prior to 2012 and was continued without any change in base salary on a month-to-month basis. In November 2012, Mr. Williams voluntarily agreed to reduce his salary to $1.00 per month beginning in January 2013, and in February 2013, Mr. Perito voluntarily reduced his salary by $500,000. Also, in February 2013, our (now former) General Counsel, Mr. Pokusa, and our CFO, Mr. Dodd, voluntarily agreed to reduce their salaries by $100,000 and $50,000, respectively, until our Company becomes profitable. Those decisions were ratified by the Compensation Committee and our Board in December 2012, as to Mr. Williams, and in February 2013, as to Mr. Perito and Mr. Dodd. Further, Messrs. Williams and Perito agreed to maintain the same reduced salary levels in the positions they assumed following our 2013 annual meeting of stockholders.

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Ancillary Bonuses

As part of the employment agreements entered into with Drs. Mullan and Chapman in December 2013, they are entitled to an ancillary cash bonus of $150,000 and $75,000, respectively, in 2014 if our Company introduces a time-release version of Anatabloc®. In addition, as part of their employment agreements, they are entitled to stock options and stock grants if certain performance targets identified in their employment agreements are met. In April 2012, two of our Named Executives, David Dean and Park A. Dodd, III, received cash bonuses of $75,000 and $5,000, respectively, as part of a one-time award of an aggregate of $270,000 in cash bonuses paid to a total of ten of our employees in recognition of their efforts in connection with the successful introduction of our Anatabloc® dietary supplement.

On an annual basis, we have paid an ancillary holiday bonus in the amount of $1,500 to executive officers, except for our Company’s CEO, COO and at times our CFO. An identical bonus has been paid to our other employees. Such bonuses have been paid as part of a long-standing holiday bonus policy and are not based on executive officers meeting achievement or performance goals.

Equity Incentive Awards

While our Board of Directors believes compensating our executive officers with equity awards helps align the interests of our executive officers with that of our stockholders and enhances the incentive of our Company’s executive officers to maximize stockholder value, our Board of Directors recognizes that the number of our shares owned by any director or executive is a personal decision and has not adopted a policy requiring ownership by directors or executives of a minimum number of our shares.

Our executive officers, along with our other employees, are eligible to participate in the award of stock options or restricted stock grants or stock appreciation rights under our 2000 Equity Incentive Plan and our 2008 Incentive Award Plan. However, to date we have only granted stock options and not shares of restricted stock or stock appreciation rights to our executive officers.

As part of the employment agreements entered into with Drs. Mullan and Chapman on December 27, 2013, our Board of Directors, upon recommendation of the Compensation Committee, granted awards of stock options to Drs. Mullan and Chapman in the amounts of 6,000,000 and 3,000,000, respectively, and stock awards with a value of $2.5 million and $1.25 million, respectively, and which in the case of the stock grants will be based on our Company’s closing stock price on the day prior to the vesting of such awards. Of the stock options granted to Drs. Mullan and Chapman, 1,000,000 and 500,000, respectively, vested on the date of the grant and are not subject to any performance conditions. The employment agreements for Drs. Mullan and Chapman provide the following criteria for vesting upon the attainment of the performance goals for the remaining stock option and stock grant awards.

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Rock Creek Pharmaceuticals, Inc.

Performance Criteria and Allocations for Option Vesting and Stock Payments

	Dr. Mullan		Dr. Chapman
	Option Vesting	Value of Stock Payments	Option Vesting	Value of Stock Payments

1. Date of the Company’s first Investigational New Drug (IND) and/or Clinical Trial Application (CTA) filing occurring after December 27, 2013	1 million shares	$500,000	500,000 shares	$250,000

2. Last day of first calendar quarter occurring after December 27, 2013 within which the Company’s cash receipts attributable to operations of the Company’s consumer products line of business exceeds expenses (without regard to overhead) attributable to such operation	1 million shares	$500,000	500,000 shares	$250,000

3. Last day of the first calendar quarter occurring after December 27, 2013 within which earnings of the Company (without regard to interest, depreciation, amortization or taxes) is reported as positive	1 million shares	$500,000	500,000 shares	$250,000

4. Date of commencement of human clinical trials with respect to the Company’s first IND and/or CTA filing occurring after December 27, 2013	2 million shares	$1,000,000	1 million shares	$500,000

On March 14, 2011, our Board of Directors, upon recommendation of the Compensation Committee, approved an award of stock options to Messrs. Perito and Williams, our former Chairman of the Board and CEO, respectively, as part of new employment agreements entered into with these executive officers in the amount of 4,000,000 and 4,900,000 stock options, respectively. Each of the stock options granted to Messrs. Perito and Williams in 2011 was subject to performance based vesting criteria and stockholder approval. In 2011, sixty-five percent of the stock options granted to Messrs. Perito and Williams (3,185,000 and 2,600,000, respectively) vested based on their meeting two of the performance criteria in their employment agreements and upon stockholder approval of the stock option grants. On December 24, 2013, Mr. Williams forfeited his unvested stock options in the amount of 1,715,000 option shares. On the same date, 1,400,000 option shares, the remaining shares granted to Mr. Perito, vested, upon the determination by our Company’s Compensation Committee that a performance criteria covering eighty percent of the stock options had been satisfied.

At December 31, 2013, there were 22,145,000 options issued and outstanding with a weighted average exercise price of $2.27 per share.

Benefits Plans

In order to attract and retain individuals who are capable of carrying out and enhancing our mission, we have provided certain benefits and perquisites to our senior executives that we believe are comparable to those generally available to senior management and were available to those executives in previous positions. In the case of our CEO, President and our former CEO and COO, these benefits and perquisites have included the items listed below. Where noted, such benefits also have been provided to other executive officers:

•	reimbursement for life insurance coverage in the amount of $10 million for our Company’s CEO, $5 million for our President, and $1 million for our (now former) General Counsel;

•	additional disability insurance for our CEO, President and (now former) General Counsel;

•	a Company automobile allowance for our Company’s CEO and President and reimbursement of automobile expenses for our Company’s (now former) Vice President of Sales and Marketing;

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•	monthly or annual club membership dues for our Company’s CEO and President; and

•	reimbursement for the cost of outside counsel retained by our Company’s CEO and President in connection with advice and counsel related to the negotiation, drafting, and execution of their employment agreements.

Employment and Severance Arrangements

The executive employment agreements with Drs. Mullan and Chapman contain severance provisions that provide for continued payments of salary and benefits through the term if the agreements are terminated without “Cause” or if either Dr. Mullan or Dr. Chapman resigns for “Good Reason”. In addition, in those circumstances equity awards granted to either Dr. Mullan or Dr. Chapman would be retained with the possibility of vesting if the performance targets discussed above are met. Upon a termination of employment for death or disability, Dr. Mullan or Dr. Chapman, as applicable, would be entitled to continued salary and benefits for the one-year period following death or disability and all then-outstanding equity awards would become fully vested. Upon a change in control of our Company, Dr. Mullan and Dr. Chapman would be entitled to receive a lump sum payment of $2.5 million and all then-outstanding equity awards would become fully vested and accelerate.

The executive employment agreements entered into with Messrs. Williams and Perito on March 14, 2011 continued through December 31, 2012 and contained identical severance provisions that provided for the payments of all salary, benefits, bonuses and other compensation that would be due through the term of the contract, if the contract were terminated without “Cause” or if either Mr. Perito or Mr. Williams resigned for “Good Reason”, as set forth in the employment agreements. Beginning in December 2012, the executive employment agreements were amended to continue on a month-to-month basis. Under the amendments, the executive employment agreements could be terminated upon notice provided at least 15-days prior to the end of each monthly period. In the event of termination, Mr. Perito and Mr. Williams would have been entitled to all salary, benefits, bonuses and other compensation that would be due thereunder through the end of the termination of his contract. Effective August 15, 2014, Mr. Williams voluntarily resigned as an employee of the Company.

Under the terms of Mr. Dodd’s employment agreement, he is entitled to severance payments equal to six months base salary, based on his average salary over the past twelve months or lesser period as applicable, in the event the agreement is terminated without “Cause” or for “Good Reason”, as defined in the agreement. Any severance payments would be made at the same time and in the same manner as salary payments would have been paid to Mr. Dodd during the term of his agreement.

The executive employment agreement with Mr. Dean was modified to eliminate any severance payments when his contract was continued on a month-to-month basis after expiration and in connection with the decision to limit Mr. Dean’s compensation at that time to his base salary payments and benefits.

The employment agreements with Drs. Mullan and Chapman and with Messrs. Dean, Dodd, Perito, and Williams each contain (or contained, as applicable) noncompetition covenants following the termination of employment as well as covenants relating to the treatment of confidential information disclosed to them during their employment with our Company. The noncompetition covenants prohibit these individuals from owning a company or accepting employment with an entity that competes in the same field as our Company or soliciting business of the same or similar type being carried on by our Company for a period of one year following termination of employment.

We believe that written agreements are in the best interest of our Company to retain our current executive officers, to attract prospective executive officers to our Company and to provide such individuals with assurances of continued salary and benefits in the event of the termination of their employment relationship. Absent such provisions, we believe that we would have difficulty attracting and retaining the type of executive officers that we believe are critical to our mission and long-term objectives. In the future, it is expected that such contracts will be for multiple-year terms and will contain provisions for base salary, and provisions covering a combination of some or all of bonuses, equity incentive awards and severance provisions.

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Taxation of Executive Compensation

We seek to compensate our executive officers in a manner that is tax effective for our Company. As appropriate, we seek to structure these compensation arrangements, to the extent applicable, to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Consideration of “Say-on-Pay” Vote

Our Board of Directors recognizes the fundamental interest that our stockholders have in the compensation of our executive officers. At our 2013 annual meeting of stockholders, our stockholders approved, on an advisory basis, the compensation of our named executive officers (a “say-on-pay proposal”) as disclosed in the proxy statement for such meeting. Our stockholders approved the say-on-pay proposal by the affirmative vote of 89.5% of the shares cast on that proposal. The Compensation Committee believes that this illustrates our stockholders’ support of our approach to executive compensation. The Compensation Committee will continue to consider the outcome of our Company’s say-on-pay proposals when making future compensation decisions for our executive officers. In addition, as previously disclosed, our Company’s Board of Directors has determined that it will hold an advisory vote on the compensation of our Company’s named executive officers annually until the next required vote on the frequency of stockholder votes on executive compensation, which will occur no later than our annual meeting of stockholders in 2017.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and its Annual Report on Form 10-K for the year ended December 31, 2013.

Benjamin M. Dent

Scott P. Sensenbrenner

Thomas L. Wilson (Chairman)

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that our Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

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Summary Compensation Table for 2013

The following table summarizes the compensation paid to the Named Executives during 2011, 2012 and 2013, for services rendered in all capacities to our Company and its subsidiaries.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Options ($)(3)		All Other Compensation ($)		Total($)
Michael J. Mullan(1)	2011	-	-	-		-		-
Chief Executive Officer	2012	-	-	-		-		-
	2013	-	-	943,874		-		934,874

Christopher C. Chapman(1)	2011	-	-	-		-		-
President	2012	-	-	-		-		-
	2013	-	-	471,937		-		471,937

Jonnie R. Williams, Sr. (4)	2011	1,000,000	-	7,971,363		117,641		9,089,004
	2012	1,000,000	-	-		148,443		1,148,443
	2013	12	-	-		157,918	(5)	157,930

Park A. Dodd, III	2011	246,019	1,500	-		11,025		247,519
Chief Financial Officer	2012	279,791	6,500	83,755		12,750		382,796
	2013	225,000	1,500	-		10,125	(6)	236,625

Paul L. Perito	2011	1,000,000	-	6,507,235		220,750		7,727,985
Vice President and Senior	2012	1,000,000	-	-		338,180		1,338,180
Counsel for Legal and	2013	625,000	-	3,503,896	(8)	397,808	(9)	4,526,704
Regulatory Affairs(7)

David Dean	2011	295,000	1,500	451,500		28,977		776,977
Vice President of Sales and	2012	295,000	100,761	358,950		63,007		817,718
Marketing(11)	2013	295,000	53,550	-		56,767	(10)	405,117

(1)	On December 27, 2013, Michael J. Mullan, MBBS (MD) PhD was elected to the position of Chairman and CEO and Christopher C. Chapman, MD was elected President of our Company. Neither Dr. Mullan nor Dr. Chapman received any salary during 2013, but were granted stock options on December 27, 2013 that had a value as reflected above.

(2)	Represents our Company’s yearly holiday bonus of $1,500 paid to all employees, except our (now former) CEO and COO. Our former Vice President of Sales and Marketing also received $52,050 in sales commission for Anatabloc® sales.

(3)	Amounts represent the grant date fair value of the stock options vested in the respective year. For the assumptions used in calculating the value of these awards, see Note 8 to our consolidated financial statements included in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2013.

(4)	Mr. Williams served as our Company’s Chief Executive Officer until December 27, 2013, at which time he resigned from that position and became a non-executive employee. Mr. Williams voluntarily resigned as a non-executive employee of the Company effective August 15, 2014.

(5)	Represents $63,260 in automobile expenses, $63,701 in life insurance premiums and $30,957 in club memberships.

(6)	Represents matching contributions by our Company under our 401(k) Plan.

(7)	Mr. Perito served as our Chairman, President and COO until December 27, 2013, at which time he resigned from those positions and became Vice President and Senior Counsel for Legal and Regulatory Affairs. On May 19, 2014, the Company and Mr. Perito entered into a Separation and Consulting Agreement in connection with the mutual termination of Mr. Perito’s employment with the Company.

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(8)	Amounts reflect the vesting of a performance-based stock options award, as described above in “Compensation Discussion and Analysis.”

(9)	Represents $53,874 in automobile expenses, $320,858 in life and disability insurance premiums and $23,076 in club memberships.

(10)	Represents $56,767 in automobile expenses.

(11)	On June 20, 2014, the Company and Mr. Dean entered into an agreement in connection with the mutual termination of Mr. Dean’s employment with the Company. Under the terms of that agreement, Mr. Dean’s employment with the Company terminated on June 30, 2014.

Grants of Plan Based Awards During 2013

The following table sets forth certain information with respect to grants of executive compensation plan-based awards to the Named Executives during the fiscal year ended December 31, 2013.

		Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Shares of		Exercise or Base Price of Option	Grant Date Fair Value of
Name	Grant Date	Threshold ($)	Target ($)(#)		Maximum ($)	Stock or Units (#)		Awards ($/sh)	Stock and Option Awards
Michael J. Mullan	12/27/13		$2,500,000	(1)
	12/27/13					1,000,000	(2)	$1.25	$0.94
	12/27/13		2,000,000	(2)				$1.25	$0.94

Christopher C. Chapman	12/27/13		$1,250,000	(3)
	12/27/13					500,000	(4)	$1.25	$0.94
	12/27/13		2,500,000	(4)				$1.25	$0.94

(1)	Upon his appointment as our Chief Executive Officer and Chairman of the Board on December 27, 2013, Dr. Mullan was granted an incentive opportunity to receive an award of an aggregate of $2.5 million, depending on whether certain performance goals are obtained. This $2.5 million payment, if achieved, will be paid in the form of fully vested shares of our common stock, and may be paid in separate tranches over time if the relevant performance criteria is met. For a description of the performance criteria, and the schedule for potential payment of this award, please see “Compensation Discussion and Analysis - Equity Incentive Awards.”

(2)	During 2013, Dr. Mullan was granted a total of 3,000,000 stock options to purchase shares of our common stock. 2,000,000 of these stock options will vest over various periods of time depending on whether certain performance goals are obtained. The vesting schedule and performance criteria are the same as referred to in Footnote (1) above, and we refer you to a description of this award in “Compensation Discussion and Analysis - Equity Incentive Awards.” The remaining 1,000,000 stock options vested immediately upon Dr. Mullan’s appointment as our Chief Executive Officer and Chairman of the Board on December 27, 2013.

(3)	Upon his appointment as our President on December 27, 2013, Dr. Chapman was granted an incentive opportunity to receive an award of an aggregate of $1.25 million, depending on whether certain performance goals are obtained. This $1.25 million payment, if achieved, will be paid in the form of fully vested shares of our common stock, and may be paid in separate tranches over time if the relevant performance criteria is met. For a description of the performance criteria and the schedule for potential payment of this award, please see “Compensation Discussion and Analysis - Equity Incentive Awards.”

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(4)	During 2013, Dr. Chapman was granted a total of 3,000,000 stock options to purchase shares of our common stock. 2,500,000 of these stock options will vest over various periods of time depending on whether certain performance goals are obtained. The vesting schedule and performance criteria are the same as referred to in Footnote (3) above, and we refer you to a description of this award in “Compensation Discussion and Analysis - Equity Incentive Awards.” The remaining 500,000 stock options vested immediately upon Dr. Chapman’s appointment as our President on December 27, 2013.

For the assumptions used in calculating the value of these awards, see Note 8 to our consolidated financial statements included in “Item 15. Exhibits, Financial Statement Schedules” of our Annual Report on Form 10-K for the year ended December 31, 2013.

Outstanding Equity Awards as of December 31, 2013

The following table provides information regarding the stock options held by the Named Executives as of December 31, 2013. All stock options were fully vested and exercisable as of December 31, 2013.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (1)	Option Exercise Price ($)	Option Expiration Date
Christopher C. Chapman
	50,000		3.58	9/22/15
	50,000		2.89	9/22/16
	50,000		1.01	9/22/17
	50,000		4.03	9/22/18
	50,000		0.98	9/22/19
	75,000		2.72	4/5/20
	50,000		2.30	9/22/20
	50,000		2.88	9/22/21
	50,000		3.02	4/5/22
	50,000		3.93	9/22/22
	50,000		1.90	9/22/23
	500,000	2,500,000	1.25	12/27/23

Michael J. Mullan	1,000,000	2,000,000	1.25	12/27/23

Jonnie R. Williams, Sr.	500,000		1.72	5/6/18
	1,250,000		2.72	4/5/20
	3,185,000		2.95	3/14/21

Park A. Dodd, III	250,000		1.19	10/10/17
	50,000		1.72	5/6/18
	50,000		2.72	4/5/20
	35,000		3.02	4/5/22

Paul L. Perito	625,000		1.72	5/6/18
	1,250,000		2.72	4/5/20
	4,000,000		2.95	3/14/21

David Dean	350,000		2.00	1/31/21
	150,000		3.02	4/5/22

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These stock options are subject to performance based vesting criteria. For a description of the vesting schedule upon the attainment of the applicable performance goals, see “Compensation Discussion and Analysis - Equity Incentive Awards.”

Option Exercises and Stock Vested During 2013

No stock options were exercised by our Named Executives during the year ended December 31, 2013. In 2011, the stockholders approved a grant of 4,900,000 and 4,000,000 stock options to Mr. Jonnie Williams, Sr., our Company’s former CEO, and Paul L. Perito, our Company’s former Vice President and Senior Counsel for Legal and Regulatory Affairs, President and COO, which would vest based on stated performance criteria. In 2011, sixty-five percent of the stock options granted to Messrs. Perito and Williams (3,185,000 and 1,600,000 respectively) vested based on their meeting two of the performance criteria in their employment agreements and upon stockholder approval of the stock option grants. On December 24, 2013, Mr. William’s forfeited his unvested stock options in the amount of 1,715,000 option shares. On the same date, 1,400,000 option shares, the remaining shares granted to Mr. Perito, vested upon the determination by our Company’s Compensation Committee that a performance criteria covering eighty percent of the stock options had been satisfied.

Potential Payments Upon Termination or Change of Control

As noted below, certain of our executive officers are (and certain of our now former executive officers were) entitled to severance upon a termination of employment but are not entitled to any payments solely as a result of agreements that were in effect as of December 31, 2013. The employment agreements are described above under “-Employment and Severance Arrangements.” The following chart sets forth the severance such executive officers would have been entitled to receive upon certain terminations of employment, assuming the relevant event occurred on December 31, 2013.

Name	Benefit	Upon Termination by the Company without Cause	Upon Termination for Good Reason	Upon Change in Control/Management	Upon Death	Upon Disability
Michael J. Mullan (1)	Base Salary/Benefits	$1,281,500	$1,281,500	$2,500,000	$645,500	$645,500
	Bonus	-	-		-	-
	Equity Compensation	-	-	3,821,735	3,821,735	3,821,735

Christopher C. Chapman (2)	Base Salary/Benefits	681,500	681,500	2,500,000	336,750	336,750
	Bonus	-	-		-	-
	Equity Compensation	-	-	1,985,327	1,985,327	1,985,327

Park A. Dodd, III(3)	Base Salary	100,000	100,000	-	-	-

Paul L. Perito(4)	Base Salary/Benefits	75,818	75,818	2,500,000	576,950	897,808
	Bonus	-	-	-	-	-
	Equity Compensation	-	-	-	-	-

Jonnie Williams, Sr. (5)	Base Salary/Benefits	13,161	13,161	2,500,000	12	157,930
	Bonus	-	-	-	-	-
	Equity Compensation	-	-	-	-	-

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(1)	Dr. Mullan. Upon various termination events, Dr. Mullan is entitled to the benefits as described below:

Without Cause. Upon a termination without cause, Dr. Mullan shall be entitled to all salary, benefits, bonuses and other compensation that would be due to him had he served out the remainder of the term of his employment agreement. With respect to Dr. Mullan’s equity awards, such awards shall not vest and accelerate, but rather will continue to vest pursuant to the terms of his employment agreement. Therefore, amounts related to equity awards are not reflected in the table above for this termination event.

Good Reason. Upon a termination for good reason, Dr. Mullan shall be entitled to the same benefits as described above related to a termination without cause.

Change of Control. Upon a termination following a change of control of the Company, Dr. Mullan shall be entitled to (i) a cash payment of $2.5 million, (ii) a payment related to any tax liability incurred by him under Section 280G of the Code (which such amounts are not reflected in the table above), and (iii) all outstanding equity awards would become fully vested and accelerate. “Change in Control” means: (a) a change in ownership or control of the Company effected through a transaction or series of transactions whereby any person or persons acting in concert directly or indirectly acquires beneficial ownership of securities of the Company possessing more than fifty present (50%) of the total combined voting power of the Company’s securities outstanding immediately after such transaction, or (b) a sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person or persons acting in concert.

Death. Upon death, Dr. Mullan’s estate would be entitled to all salary and accrued benefits that would have been payable by us to him during the one year period immediately following death. In addition, all outstanding equity awards would become fully vested and accelerate.

Disability. Upon a termination for disability, Dr. Mullan shall be entitled to the same benefits as described above related to a termination upon death.

If Dr. Mullan terminated his employment without cause, or we terminated his employment for good reason, he would only be entitled to accrued and unpaid salary, and all unvested equity awards would be forfeited by him.

(2)	Dr. Chapman. Upon various termination events, Dr. Chapman is entitled to the benefits as described below:

Without Cause. Upon a termination without cause, Dr. Chapman shall be entitled to all salary, benefits, bonuses and other compensation that would be due to him had he served out the remainder of the term of his employment agreement. With respect to Dr. Chapman’s equity awards, such awards shall not vest and accelerate, but rather will continue to vest pursuant to the terms of his employment agreement. Therefore, amounts related to equity awards are not reflected in the table above for this termination event.

Good Reason. Upon a termination for good reason, Dr. Chapman shall be entitled to the same benefits as described above related to a termination without cause.

Change of Control. Upon a termination following a change of control of the Company, Dr. Chapman shall be entitled to (i) a cash payment of $2.5 million, (ii) a payment related to any tax liability incurred by him under Section 280G of the Code (which such amounts are not reflected in the table above), and (iii) all outstanding equity awards would become fully vested and accelerate. “Change in Control” means: (a) a change in ownership or control of the Company effected through a transaction or series of transactions whereby any person or persons acting in concert directly or indirectly acquires beneficial ownership of securities of the Company possessing more than fifty present (50%) of the total combined voting power of the Company’s securities outstanding immediately after such transaction, or (b) a sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person or persons acting in concert.

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Death. Upon death, Dr. Chapman’s estate would be entitled to all salary and accrued benefits that would have been payable by us to him during the one year period immediately following death. In addition, all outstanding equity awards would become fully vested and accelerate.

Disability. Upon a termination for disability, Dr. Chapman shall be entitled to the same benefits as described above related to a termination upon death.

If Dr. Chapman terminated his employment without cause, or we terminated his employment for good reason, he would only be entitled to accrued and unpaid salary, and all unvested equity awards would be forfeited by him.

(3)	Mr. Dodd. Upon various termination events, Mr. Dodd is entitled to the benefits as described below:

Without Cause. Upon a termination without cause, Mr. Dodd shall be entitled to continued salary of $100,000.

Good Reason. Upon a termination for good reason, Mr. Dodd shall be entitled to continued salary of $100,000.

(4)	Mr. Perito. Upon various termination events, Mr. Perito would have been entitled to the benefits as described below:

Without Cause. Upon a termination without cause, Mr. Perito would have been entitled to all salary, benefits, bonuses and other compensation that would have been due to him had he served out the remainder of the term of his employment agreement. However, Mr. Perito’s employment agreement was on a month to month basis, and thus, amounts in this column reflect only one month of such salary, benefits, bonuses and other compensation. With respect to Mr. Perito’s equity awards, such awards would not have vested and accelerated, but rather would have continued to vest pursuant to the terms of his employment agreement. However, all such equity awards are fully vested, and thus are not reflected in the table above for this termination event.

Good Reason. Upon a termination for good reason, Mr. Perito would have been entitled to the same benefits as described above related to a termination without cause.

Change of Management. Termination by Mr. Perito upon Certain Change of Management. Thirty (30) days after delivery by Mr. Perito to the Company of a written notice terminating his agreement upon (a) a change in the senior management of the Company resulting from the death or disability of Mr. Williams Sr., or (b) a removal and replacement of a majority of the Board of Directors, including such other persons elected to serve as directors with the approval of the Board of Directors subsequent to the date of the employment agreement, by the stockholders of the Company at a special meeting of the stockholders, held in accordance with the terms of the Company’s Certificate of Incorporation and By-Laws and in accordance with all applicable laws, called by a stockholder or a group of stockholders of the Company for such purpose, the Company would have been required, within thirty (30) days following the effective date of termination, to pay Mr. Perito the sum of $2,500,000. The Company also would have been required to pay any tax due by Mr. Perito under Section 280G of the Code as a result of any payment to Mr. Perito under this termination event (and such amounts are not reflected in the table above).

Death. Upon death, Mr. Perito’s estate would have been entitled to all salary and accrued benefits that would have been payable by us to him during the one year period immediately following death. In addition, all outstanding equity awards would have become fully vested and accelerate. However, all such equity awards are fully vested, and thus are not reflected in the table above for this termination event.

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Disability. Upon a termination for disability, Mr. Perito would have been entitled to the same benefits as described above related to a termination upon death.

(5)	Mr. Williams. Upon various termination events, Mr. Williams would have been entitled to the benefits as described below:

Without Cause. Upon a termination without cause, Mr. Williams would have been entitled to all salary, benefits, bonuses and other compensation that would have been due to him had he served out the remainder of the term of his employment agreement. However, Mr. Williams’s employment agreement was on a month to month basis, and thus, amounts in this column reflect only one month of such salary, benefits, bonuses and other compensation. With respect to Mr. William’s equity awards, such awards would not have vested and accelerated, but rather would have continued to vest pursuant to the terms of his employment agreement. However, all such equity awards are fully vested, and thus are not reflected in the table above for this termination event.

Good Reason. Upon a termination for good reason, Mr. Williams would have been entitled to the same benefits as described above related to a termination without cause.

Change of Management. Termination by Mr. Williams upon Certain Change of Management. Thirty (30) days after delivery by Mr. Williams to the Company of a written notice terminating his agreement upon (a) a change in the senior management of the Company resulting from the death or disability of Mr. Perito, or (b) a removal and replacement of a majority of the Board of Directors, including such other persons elected to serve as directors with the approval of the Board of Directors subsequent to the date of the employment agreement, by the stockholders of the Company at a special meeting of the stockholders, held in accordance with the terms of the Company’s Certificate of Incorporation and By-Laws and in accordance with all applicable laws, called by a stockholder or a group of stockholders of the Company for such purpose, the Company would have been required, within thirty (30) days following the effective date of termination, to pay Mr. Williams the sum of $2,500,000. The Company also would have been required to pay any tax due by Mr. Williams under Section 280G of the Code as a result of any payment to Mr. Williams under this termination event (and such amounts are not reflected in the table above).

Death. Upon death, Mr. William’s estate would have been entitled to all salary and accrued benefits that would have been payable by us to him during the one year period immediately following death. In addition, all outstanding equity awards would have become fully vested and accelerate. However, all such equity awards are fully vested, and thus are not reflected in the table above for this termination event.

Disability. Upon a termination for disability, Mr. Williams would have been entitled to the same benefits as described above related to a termination upon death.

For purposes of Dr. Mullan’s and Chapman’s, and Messrs. Dodd’s, Perito’s and William’s agreements, the following terms are (or were, as applicable) defined as set forth below:

“Disability” means: A physical or mental condition, verified by a physician designated by the Company, which prevents executive from carrying out one or more of the material aspects or essential functions of his assigned duties for at least ninety (90) consecutive days, or for a total of ninety (90) days in any six (6) month period.

“Cause” means:

(a)	Executive shall have committed an act of dishonesty, fraud, embezzlement or theft with respect to the property, business or affairs of the Company, in any such event in such a manner as to cause material loss, damage or injury to the Company;

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(b)	Executive shall have materially breached his employment agreement and such breach shall have continued for a period of twenty (20) days after receipt of written notice from the Company specifying such breach;

(c)	Executive shall have been grossly negligent in the performance of his duties under the employment agreement, intentionally not performed or misperformed any of such duties, or refused to abide by or comply with the directives of the Company’s Board of Directors, which action shall have continued for a period of twenty (20) days after receipt of written notice from the Company demanding such action cease or be cured;

(d)	Executive shall have been found guilty of, or has plead nolo contendere to, the commission of a felony offense or other crime involving moral turpitude; or

(e)	Executive shall have abused alcohol or drugs (legal or illegal) that, in the reasonable judgment of the Company’s Board of Directors, materially impairs executive’s ability to perform his duties hereunder.

“Good Reason” means:

(a)	The assignment of executive to any duties inconsistent with, or any adverse change in, executive’s positions, duties, responsibilities, functions or status with the Company, or the removal of executive from, or failure to reelect executive to, any of such positions; provided, however, that a change in executive’s positions, duties, responsibilities, functions or status that executive shall agree to in writing shall not be an event of “Good Reason”;

(b)	A reduction by the Company of executive’s base salary without his written consent;

(c)	The failure by the Company to continue in effect for executive any material benefit provided under his employment agreement or otherwise available to any of the management executives of the Company, including without limitation, any retirement, pension or incentive plans, life, accident, disability or health insurance plans, equity or cash bonus plans or savings and profit sharing plans, or any action by the Company which would adversely affect executive’s participation in or reduce executive’s benefits under any of such plans or deprive executive of any fringe benefit enjoyed by Executive; or

(d)	Any other material breach by the Company of the employment agreement which is not cured within twenty (20) days of delivery of written notice thereof by executive to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Our Company is the licensee under a license agreement, or License Agreement, with Regent Court Technologies, LLC, of which Jonnie R. Williams, Sr., our Company’s former CEO, and Francis E. O’Donnell, Jr., M.D., the beneficiary of the O’Donnell Trust, are the owners. The License Agreement provides, among other things, for the grant of an exclusive, worldwide, irrevocable license to our Company, with the right to grant sublicenses, to make, use and sell tobacco and products containing tobacco under the licensor’s patent rights and know-how relating to the processes for curing tobacco so as to significantly prevent the formation of certain toxic carcinogens present in tobacco and tobacco smoke, namely Tobacco Specific Nitrosamines, and to develop products containing such tobacco, whether such patent rights and know-how are now in existence or hereinafter developed. Our Company is obligated to pay to Regent Court a royalty of 2% on all net sales of products by us and any affiliated sub-licensees, and 6% on all fees and royalties received by us from unaffiliated sub-licensees, less any related research and development costs incurred by our Company. The License Agreement expires with the expiration of the last of any applicable patents. Thirteen United States patents have been issued, and additional patent applications are pending. To date, our Company has paid no royalties under the License Agreement. The License Agreement may be terminated by our Company upon thirty days written notice or by Regent Court if there is a default in paying royalties or a material breach by our Company or the purchase of our Company’s stock or assets.

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Effective September 1, 2008, we entered into an agreement for our Company’s use of an aircraft owned by Starwood Aviation, a Company that is owned solely by Mr. Williams. Under this agreement, we agreed to pay an hourly rate for the use of the aircraft of approximately $3,970 each month until the monthly fixed rental cost for the aircraft of approximately $51,000 has been met. If the aircraft was used beyond the monthly fixed cost, we were required to pay an hourly rate of approximately $1,200 to cover related costs. In accordance with our Company’s related party transaction policy, the agreement with Starwood Aviation was recommended for approval to the Board of Directors by our Company’s Audit Committee, and it was approved by the Board of Directors at a meeting held on October 6, 2008. As of May 5, 2010, the agreement with Starwood Aviation was amended to clarify the types of items that would be included as “out of pocket” expenses and to recognize that certain costs, such as for fuel, would be variable depending on the actual cost of the item at the time of use. In 2013, Starwood Aviation purchased another aircraft which was used by the Company and provided access to another plane that was used by our Company in 2013. In November 2013, the Audit Committee reviewed and approved aircraft expenses for 2013 incurred through Starwood Aviation that were billed at cost and approved a new aircraft reimbursement policy. Payments made by our Company to Starwood Aviation were $1.1 million in 2013, $1.9 million in 2012, and $2.0 million in 2011.

On March 9, 2010, Mr. Williams purchased 2,371,541 shares of our common stock at a price of $1.14 per share and, for a price of $0.125 per share, purchased a warrant for an equal number of warrant shares at an exercise price of $1.50 per share, and on November 5, 2010, Mr. Williams purchased 717,220 shares of our common stock at a price of $1.80 per share and, for a price of $0.125 per share, purchased a warrant for an equal number of warrant shares at an exercise price of $1.80 per share. On November 5, 2010, Messrs. Chayet, Haynes and Perito (former directors and a former officer of our Company) purchased 2,000, 10,000 and 50,000 shares, respectively, of our common stock at a price of $1.80 per share and, for a price of $0.125 per share, purchased a warrant for an equal number of warrant shares at an exercise price of $1.80 per share. In accordance with our Company’s related party transaction policy, Mr. Williams’ intention to purchase shares and warrant shares of our Company’s stock was considered by the Audit Committee at meetings held on March 9, 2010 and November 5, 2010, respectively, and was approved by the Audit Committee and the Board of Directors on those dates. The purchase of shares by Messrs. Chayet, Haynes and Perito also was approved by the Audit Committee at the meeting held on November 5, 2010. On November 14, 2012, Mr. Williams exercised 1,000,000 warrant shares at the granted exercise price of $1.50 per share of the warrants that were issued on March 9, 2010, as part of a stock purchase transaction on the same date.

Roskamp Institute and related entities

The Roskamp Institute is a private medical research organization in Sarasota, Florida whose stated purpose is understanding causes of and finding cures for neuropsychiatric and neurodegenerative disorders and addictions. Dr. Mullan, our Chief Executive Officer, formerly served as the Chief Executive Officer of the Roskamp Institute.

In 2010 and 2011, respectively, Robert G. Roskamp, the founder of the Roskamp Institute, purchased from us for cash, (i) 769,230 shares of our common stock and warrants to purchase an additional 769,230 shares at an exercise price of $1.50 per share, and (ii) 254,452 shares and warrants to purchase an additional 254,452 shares at an exercise price of $4.00 per share.

In addition, we have entered into a Research and Royalty Agreement with an affiliate of the Roskamp Institute pursuant to which we pay royalties of 5% of Anatabloc® sales to this affiliate (such royalties being equal to $88, $431, and $301 thousand for the years 2014 (to date), 2013, and 2012, respectively). During the same three year period, the Company has paid research related fees of $0.46, $0.9, and $1.2 million to the Roskamp Institute.

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We also entered into a lease agreement with the Roskamp Institute, effective March 1, 2014, pursuant to which the Roskamp Institute is leasing office space to us. This office space, which is now being used as our principal executive office, is located in Sarasota, Florida. Under the terms of the lease agreement, we are obligated to pay rent in the amount of $2,000 per month plus applicable sales tax to the Roskamp Institute. We also paid a $2,000 security deposit in connection with the lease agreement. The lease agreement has a 24 month term, after which we may elect to continue the lease for up to three additional 12 month periods. Effective as of April 1, 2014, we entered into an amendment to the lease agreement pursuant to which the Roskamp Institute is leasing us additional space (at the same location) at an additional cost of $250 per month. As of September 22, 2014, we have paid $17,500 (including the security deposit) to the Roskamp Institute pursuant to the lease agreement, as amended.

Procedures for Approval of Related Party Transactions

Pursuant to the charter of our Audit Committee, all transactions between us and any of our directors, executive officers or related parties are subject to the review by our Audit Committee.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our Company’s directors, officers (including our Chief Executive Officer, Chief Financial Officer, Controller and any person performing similar functions) and employees. We have made the Code of Ethics available on our Company’s website at: www.rockcreekpharmaceuticals.com. Information contained on our website is not part of this Proxy Statement and is not incorporated in this Proxy Statement by reference.

The Code of Ethics requires that all potential conflicts of interest be disclosed to persons in supervisory roles or our General Counsel. Such supervisors and the General Counsel will determine whether a conflict of interest exists. Waivers of conflicts involving employees may only be made by an executive officer of the Company. Any waiver of a conflict for our directors, executive officers or other principal financial officers may be made only by our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act, requires directors and executive officers and persons, if any, owning more than ten percent (10%) of a class of our Company’s equity securities to file with the Securities and Exchange Commission, or “SEC,” initial reports of ownership and reports of changes in ownership of our Company’s equity and equity derivative securities. Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) stockholders were complied with on a timely basis for the year ended December 31, 2013.

PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES

Our Board of Directors has determined that it is in our best interest, and in the best interest of our stockholders, to further amend our Certificate of Incorporation to increase the total number of authorized shares of common stock by 40,000,000 shares, from 274,800,000 shares to 314,800,000 shares. Accordingly, our Board of Directors unanimously approved the proposed Certificate of Amendment to the Certificate of Incorporation (the “Amendment”), in substantially the form attached hereto as Appendix D , and declared it to be advisable and in the best interest of our Company, and hereby seeks the approval of the Amendment by our stockholders.

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If the Amendment is approved by our stockholders, the Amendment will become effective upon the filing of the Amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting.

The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is required to approve the Amendment.

The Board of Directors recommends that you vote “FOR” the Amendment.

Purpose of the Amendment

The purpose of the Amendment is to increase the total number of authorized shares of common stock from 274,800,000 shares to 314,800,000 shares. Of our Company’s 274,800,000 authorized shares of common stock, 192,997,235 shares were outstanding as of September 22, 2014, and, after taking into account shares underlying outstanding stock options and warrants and the reservation of shares for issuance under our equity-based compensation plans, approximately 18,025,185 of the 274,800,000 shares authorized in our Certificate of Incorporation remain available for issuance.

The Board of Directors believes the Amendment is advisable in order to maintain our financing and capital raising flexibility in connection with our working capital needs and to generally maintain our flexibility in today’s competitive and fast-changing environment. Other possible business and financial uses for the additional shares of common stock include, without limitation, future stock splits, acquiring other companies, businesses or products in exchange for shares of common stock, attracting and retaining employees by the issuance of additional securities under our various equity compensation plans and other transactions and corporate purposes that the Board of Directors deems are in our Company’s best interest. The additional authorized shares would enable us to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance(s) could proceed, except as provided under Delaware law or under the rules applicable to the NASDAQ Global Market. Other than issuances pursuant to employee benefit plans, currently outstanding warrants and the separation agreements entered into in connection with our ongoing corporate transition, as of the date of this Proxy Statement, we have no arrangements or understandings regarding the additional shares that would be authorized pursuant to this proposal. However, we review and evaluate potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of our Company and our stockholders.

Possible Effects of the Amendment

Upon issuance, the additional shares of authorized common stock would have rights identical to the currently outstanding shares of common stock. Adoption of the Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. As is true for shares presently authorized but unissued, the future issuance of common stock authorized by the Amendment may, among other things, decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the common stock. Current stockholders have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership thereof.

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We have not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes, but our Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of our Company. For example, without further stockholder approval, the Board of Directors could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. Although this proposal to increase the authorized number of shares of common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future attempts by our Company to oppose changes in control of our Company and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

We could also use the additional shares of common stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although we have no immediate plans to do so. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the common stock. Any such transactions may require our Company to incur nonrecurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

PROPOSAL 3:

APPROVAL OF AN AMENDMENT TO THE 2008 INCENTIVE AWARD PLAN

In this Proposal 3, we are requesting that stockholders approve an amendment to the 2008 Incentive Award Plan (the “2008 Plan”) to increase the number of shares of common stock available for issuance under the 2008 Plan by 10,000,000 shares. The amendment to the 2008 Plan is described in more detail below. Approval of this Proposal 3 requires the affirmative vote of a majority of the votes properly cast with respect to the Proposal at the Annual Meeting.

As of September 22, 2014, there were no available securities remaining under the 2008 Plan. The market value of one share of the Company’s common stock on the NASDAQ Global Market as of the close of the market on September 22, 2014 was $0.26.

The Board of Directors recommends that you vote “FOR” the approval of the amendment to the 2008 Plan.

Amendment to the 2008 Plan

The Board of Directors has adopted an amendment to the 2008 Plan to (a) increase the number of shares of common stock available for issuance under the 2008 Plan by 10,000,000 shares from 35,200,000 to 45,200,000 shares. The proposed amendment to the 2008 Plan is designed to facilitate the Company’s ability to continue to issue equity incentive awards to the Company’s officers, employees and directors.

The principal features of the 2008 Plan, as amended, are described in summary form below and a copy of the amendment to the 2008 Plan is included as Appendix E to this Proxy Statement. The summary below is qualified in its entirety by reference to the 2008 Plan and the amendment included in Appendix E to this Proxy Statement. If this Proposal 3 is not approved by our stockholders, the amendment will not become effective, but the 2008 Plan will remain in effect in accordance with its present terms.

Summary of 2008 Plan

General. The 2008 Plan provides for the award of options to purchase common stock, restricted shares of common stock and certain other equity and equity-based awards to directors, officers, employees and consultants or advisors of the Company and certain affiliated entities. Both incentive stock options and nonstatutory stock options may be granted. Incentive stock options are intended to be treated as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

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Administration. Our Board of Directors will administer the 2008 Plan, unless and until our Board of Directors delegates administration of the 2008 Plan to a committee, except with respect to any award granted to our independent directors, which must be administered by our Board of Directors. Subject to the terms and conditions of the 2008 Plan, the Board of Directors or a duly authorized committee thereof, has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, the terms and conditions of such awards, the form of each award agreement, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the 2008 Plan.

Eligibility. Options, stock appreciation rights, or “SARs,” restricted stock, restricted stock units, or “RSUs,” and other awards under the 2008 Plan may be granted to individuals who are then employees, consultants or independent directors of our Company or one of our subsidiaries. As of September 22, 2014, we had approximately twelve employees and consultants, and seven directors, including five Independent Directors who are eligible to receive grants under the 2008 Plan. The Compensation Committee determines which of our employees, consultants and directors will be granted awards under the 2008 Plan. No employee is entitled to participate in the 2008 Plan as a matter of right, nor does any such participation constitute assurance of continued employment or service. Only those employees and consultants who are selected to receive grants by the Compensation Committee may participate in the 2008 Plan. The 2008 Plan also provides that certain stock option awards will be automatically granted to our independent directors, as described below under the heading “Automatic Option Grants to Directors.”

Share Reserve. If this Proposal 3 is approved, up to 45,200,000 shares of our common stock (increased from 35,200,000) will be available for issuance under the 2008 Plan. If an award under the 2008 Plan expires or is terminated or canceled without having been exercised or settled in full, is forfeited back to or repurchased by our Company, the terminated portion of the award (or forfeited or repurchased shares subject to the award) will become available for future grant or sale under the 2008 Plan. If the exercise or purchase price of an award is settled through the tender of shares, or withholding obligations are met through the tender or withholding of shares, those shares tendered or withheld will again be available for issuance under the 2008 Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards are not counted against the shares available for issuance under the 2008 Plan.

Awards. The 2008 Plan provides for the award of stock options, SARs, restricted stock, RSUs, dividend equivalents, performance share awards, performance stock units, stock payments, deferred stock and performance-based awards or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•	Nonqualified stock options will provide for the right to purchase shares of our common stock at a specified price, and will become exercisable either on the grant date or in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of pre-established performance targets. Nonqualified stock options will be granted with exercise prices no less than the fair market value of a share of our common stock on the date of grant, as determined in accordance with the 2008 Plan.

•	ISOs will be designed to comply with the provisions of the Internal Revenue Code and will be subject to specified restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant.

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•	Restricted stock may be granted to participants and made subject to such restrictions as may be determined by the administrator. Typically, restricted stock may be forfeited for no consideration if the conditions or restrictions are not met, and may not be sold or otherwise transferred to third parties until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, may have voting rights and may receive dividends, if any, prior to the time when the restrictions lapse.

•	RSUs may be awarded to participants, typically without payment of consideration or for a nominal purchase price, but typically subject to vesting conditions including continued employment or pre-established performance targets. Stock underlying RSUs will not be issued until the RSUs have vested and in certain cases the issuance of the underlying stock may be delayed beyond vesting, and recipients of RSUs will have no voting or dividend rights with respect to the underlying shares prior to the time when the shares are issued.

•	SARs granted under the 2008 Plan typically will provide for payments to the holder based upon increases in the price of our common stock over the base price of the SARs. Similar to nonqualified stock options, SARs will become exercisable on the grant date or in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of pre-established performance targets. The administrator may elect to pay SARs in cash or in common stock or in a combination of both.

•	Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

•	Performance share awards, performance stock units, and performance-based awards are stock-based awards that may be granted under the 2008 Plan. The right to vest in these awards generally will be based upon achievement of specific performance targets and these awards may generally be paid in cash or in common stock or in a combination of both. Performance awards also may include “phantom” stock awards that provide for cash payments based upon increases in the price of our common stock over a predetermined period.

Stock payments and the ability to defer certain awards also may be authorized by the administrator.

Performance Criteria. The performance criteria that will be used to establish performance goals are limited to the following: net sales, revenue, revenue growth or product revenue growth, operating income (before or after taxes, pre- or after- tax income (before or after allocation of corporate overhead and bonus), net earnings, earnings per share, net income (before or after taxes), return on equity, total stockholder return, return on assets or net assets, appreciation in and/or maintenance of share price, market share, gross profits, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes depreciation and amortization), economic value-added models or equivalent metrics, comparisons with various stock market indices, reductions in costs, cash flow or cash flow per share (before or after dividends), return on capital (including return on total capital or return on invested capital) cash flow return on investment, improvement in or attainment of expense levels, operating margins, gross margins or cash margin, year-end cash, debt reductions, stockholder equity, market share, regulatory achievements, and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel.

Automatic Option Grants to Directors. The 2008 Plan provides that each new Independent Director is granted a stock option to purchase up to 50,000 shares of common stock on the date such Independent Director is first elected to the Board of Directors, vesting in equal installments on each of the first two anniversaries of the date of grant. In addition, the 2008 Plan provides that each Independent Director receives a stock option to purchase up to 50,000 shares of common stock granted on each anniversary of such Independent Director’s initial election to the Board of Directors, exercisable immediately. The exercise price of the options automatically granted to Independent Directors is equal to 100% of the fair market value of a share of our common stock on the date of grant (as determined in accordance with the 2008 Plan). No portion of an option automatically granted to an Independent Director is exercisable after the tenth anniversary after the date of option grant.

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Transferability of Awards. Unless the administrator determines otherwise, the 2008 Plan does not allow for the transfer of awards other than by will or by the laws of descent and distribution, and only the participant may exercise an award during his or her lifetime.

Corporate Transactions. If there is a nonreciprocal transaction between our Company and its stockholders such as a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, then the administrator will make proportionate adjustments (if any), as the administrator in its discretion may deem appropriate, to the number and type of securities subject to each outstanding award under the 2008 Plan, and the exercise price or grant price of such outstanding award (if applicable).

If there is any other distribution, merger, consolidation, combination, exchange or other corporate event affecting our common stock or the share price of our common stock (other than a nonreciprocal transaction as described above), the administrator:

•	may appropriately adjust the aggregate number and type of shares of our common stock subject to the 2008 Plan, the terms and conditions of any outstanding awards, and the grant or exercise price per share of outstanding awards;

•	may provide for the termination of any award in exchange for an amount of cash (if any) equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;

•	may provide for the replacement of any award with other rights or property selected by the administrator in its sole discretion;

•	may provide that any outstanding award cannot vest, be exercised, or become payable after such event;

•	may provide that all awards shall be exercisable, payable, or fully vested as to all shares of our common stock covered thereby;

•	may provide that any surviving corporation (or its parent or subsidiary) shall assume awards outstanding under the 2008 Plan or shall substitute similar awards for those outstanding under the 2008 Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or

•	may make adjustments (i) in the number and type of shares of our common stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding rights, options, and awards or future rights, options, and awards.

In the event of our change in control where the successor entity does not assume or substitute awards granted under the 2008 Plan, awards issued under the 2008 Plan will become fully vested and exercisable immediately prior to the change in control.

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Amendment and Termination of the 2008 Plan. Our Board of Directors or a duly authorized committee may terminate, amend or modify the 2008 Plan. However, stockholder approval of any amendment to the 2008 Plan will be obtained to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, or for any amendment to the 2008 Plan that increases the number of shares available under the 2008 Plan (other than any adjustment as provided by the 2008 Plan with respect to changes in capital structure). Absent approval of the stockholders, no option may be amended to reduce the per-share exercise price of shares subject to such option below the per-share exercise price as of the date the option is granted, and except as permitted by the 2008 Plan with respect to changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher exercise price. If not terminated earlier by the Board of Directors, or a duly authorized committee thereof, the 2008 Plan will terminate ten years after the plan is approved by our Board of Directors.

Federal Income Tax Consequences. With respect to nonqualified stock options, our Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss and our Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2008 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, our Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Internal Revenue Code with respect to covered employees.

Plan Benefits

The table below shows, as to our Named Executives, certain former employees, and the various indicated groups, the number of shares of our common stock subject to outstanding awards granted under the 2008 Plan as of September 22, 2014. All future awards under the 2008 Plan will be subject to the discretion of the Board of Directors, except that in accordance with the terms of the 2008 Plan, each of our Independent Directors is granted a stock option to purchase up to 50,000 shares of common stock on the date such Independent Director is first elected to the Board of Directors and on each anniversary of such Independent Director’s initial election to the Board of Directors thereafter.

Name and Position	Number of Shares Subject to Stock Option Awards(1)
Michael J. Mullan (MBBS) MD, Chairman of the Board and Chief Executive Officer	6,000,000
Christopher Chapman, MD, President	3,000,000
Jonnie R. Williams, Sr., Former Chief Executive Officer(2)	6,150,000
David M. Dean, Former Vice President of Sales and Marketing(3)	500,000
Park A. Dodd, III, Chief Financial Officer	385,000
Paul L. Perito, Former Chairman, President and Chief Operating Officer(2)	5,250,000
Robert E. Pokusa, Former General Counsel(4)	35,000

All current executive officers as a group	12,020,000

All employees and officers who are not executive officers as a group	2,100,000
All current directors who are not executive officers as a group	1,050,000

15,170,000

(1)	The weighted average exercise price of these options is $2.85 and the weighted remaining contractual life of these options is 7.1 years. Includes amounts transferred into the 2008 Plan from the 1998 Stock Option Plan and the 2000 Equity Incentive Plan.

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(2)	Effective on December 27, 2013, Mr. Williams and Mr. Perito resigned their positions with the Company as CEO and Chairman, President, and Chief Operating Officer, respectively. Mr. Williams assumed a non-executive role, while Mr. Perito assumed the new position of Vice President and Senior Counsel for Legal and Regulatory Affairs. Effective May 19, 2014, Mr. Perito severed his employment with the Company, however, he was retained as a consultant until December 31, 2015. Effective August 15, 2014, Mr.Williams voluntarily resigned as a non-executive employee of the Company.

(3)	Effective June 30, 2014, Mr. Dean severed his employment with the Company, however, he was retained as a consultant until December 31, 2015.

(4)	Effective April 30, 2014, Mr. Pokusa severed his employment with the Company.

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Subject to stockholder ratification, the Audit Committee has appointed the firm of Cherry Bekaert LLP (“Cherry Bekaert”) as our independent auditor to audit our financial statements for 2014. Although ratification is not required by law, our Board of Directors believes that stockholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if the stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee. Representatives of Cherry Bekaert are expected to be present at the Annual Meeting, at which time they will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The affirmative vote of a majority of the votes properly cast with respect to this Proposal 4 at the Annual Meeting is required to ratify the appointment of Cherry Bekaert as our Company’s independent auditor.

Our Board of Directors recommends you vote “FOR” ratification of Cherry Bekaert as our independent auditor.

Audit Fees and Tax Fees

The following table sets forth the aggregate audit fees and tax fees and expenses billed to us by Cherry Bekaert for the fiscal years ended December 31, 2012 and December 31, 2013:

	2012	2013
Audit Fees	$158,000	$183,000
Tax Fees	22,000	72,000
Total	$180,000	$255,000

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The fees listed above under “Audit Fees” are fees billed for professional services for the audits of our annual consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, the reviews of the interim financial statements included in our periodic reports filed during the fiscal years ended December 31, 2012 and 2013, and other required Securities Act filings. The fees listed above under “Tax Fees” are fees billed for services in connection with tax compliance, tax advice and tax planning. There were no other fees billed by Cherry Bekaert relating to any other services, and no other audit-related fees.

The Audit Committee determined that the provision of nonaudit services to us by Cherry Bekaert during 2012 and 2013 was compatible with maintaining its independence. The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that, under the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to us by Cherry Bekaert during 2012 and 2013 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

In accordance with a written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our Company’s financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of our Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors the auditors’ independence from our Company and its management. In addition, the Audit Committee has considered whether the provision of the nonaudit related services, as disclosed in Proposal 4, is compatible with maintaining their independence.

The Audit Committee discussed with our Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our Company’s internal controls and the overall quality of our Company’s accounting principles.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of our Company for the year ended December 31, 2013, in our Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 17, 2014. The Audit Committee also approved, subject to stockholder ratification, the selection of Cherry Bekaert as our Company’s independent accountants to audit our Company’s financial statements for 2014.

Members of the Audit Committee

Benjamin M. Dent (Chairman)

Scott P. Sensenbrenner

Thomas L. Wilson

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The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that our Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

PROPOSAL 5:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or “Dodd-Frank”, requires that our Company seek a nonbinding advisory vote from its stockholders to approve compensation to our Named Executives. Since the required vote is advisory, the result of the vote is not binding upon the Board of Directors.

We urge stockholders to read the “Compensation Discussion and Analysis” included elsewhere in this Proxy Statement, which describes how our executive compensation policies operate and how they are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative which provide detailed information on the compensation of our Named Executives. Our executive compensation program is designed to attract and retain individuals of superior ability and managerial talent, align compensation for senior executives with our Company’s corporate strategies, business objectives and long-term interests and motivate our Company’s executives to maximize stockholder value by providing opportunities for direct ownership in our Company. The Compensation Committee and the Board of Directors believe that our compensation program achieves these goals.

For the reasons stated above, the Board of Directors unanimously recommends a vote “FOR” approval of the following resolution:

“RESOLVED, that the stockholders of our Company approve, on an advisory basis, the overall compensation of our Company’s named executive officers, as described in the Compensation Discussion and Analysis and in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

Effect of Proposal

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is nonbinding on the Board of Directors. The approval or disapproval of this proposal by stockholders will not require the Board of Directors or the Compensation Committee to take any action regarding our Company’s executive compensation practices. Although nonbinding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results when evaluating our future executive compensation program.

At the 2011 annual meeting of stockholders, our stockholders had the opportunity to cast an advisory vote (a “say-on-frequency proposal”) on how often our Company should include a say-on-pay proposal in its proxy statement. Based on our stockholders’ vote on the say-on-frequency proposal, the Board of Directors determined that we will hold stockholder say-on-pay advisory votes on executive compensation on an annual basis.

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PROPOSALS BY OUR STOCKHOLDERS

Stockholder proposals intended for inclusion in next year’s proxy statement under Rule 14a-8 promulgated under the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to [October 17, 2015]. Accordingly, stockholder proposals must be received no later than [June 19, 2015] for the purposes of Rule 14a-8. However, if the date of the 2015 annual meeting is changed by more than 30 days from the date of this year’s Annual Meeting, then the deadline will be a reasonable time before we begin to print and send our proxy materials for the 2015 annual meeting.

Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by us after [September 2, 2015] and the proposal will not be brought before the meeting.

HOUSEHOLDING

We have adopted a procedure approved by the SEC known as “householding.” Under this procedure, we send only one set of annual meeting materials to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. We do not use householding for any other stockholder mailings.

If you are a registered stockholder residing at an address with other registered stockholders and wish to receive a separate copy of the annual meeting materials, or if you do not wish to participate in householding and prefer to receive separate copies of annual meeting materials in the future, please contact our mailing agent, Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. We will promptly deliver a separate copy of the annual meeting materials to you upon request. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the annual meeting materials and you wish to receive only a single copy for your household in the future, please contact our mailing agent, Broadridge, at the telephone number or address indicated above.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information filing requirements of the Exchange Act and, in accordance with the Exchange Act, file certain reports and other information with the SEC relating to our business, financial condition and other matters. You may read and copy any reports, statements or other information that our Company files with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of these materials can be obtained, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, NE, Washington, D.C. 20549. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information.

Any person from whom proxies for the meeting are solicited may obtain, if not already received, from our Company, without charge, a copy of our Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed March 17, 2014, and our 10-K/A filed on April 30, 2014, by written request addressed to Rock Creek Pharmaceuticals, Inc., 2040 Whitfield Ave., Suite 300, Sarasota, Florida 32324, Attention: Investor Relations Department. The Annual Report on Form 10-K and our 10-K/A are not soliciting material and are not incorporated in this document by reference.

In order to obtain any documents you request from us in time for the Annual Meeting, you must request the documents from us by Friday, November 14, 2014, which is five business days prior to the date of the Annual Meeting.

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You should rely only on the information contained in this document to vote your shares of common stock at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated [October 17, 2014]. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

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Appendix A

AUDIT COMMITTEE CHARTER

of the Audit Committee of

Rock Creek Pharmaceuticals, Inc.

(f/k/a Star Scientific, Inc.)

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Rock Creek Pharmaceuticals, Inc. (f/k/a Star Scientific, Inc.) (the “Company”) on August 25, 2004.

I.	Purpose

The purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

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II.	Membership

The Committee shall consist of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the Securities and Exchange Commission (the “SEC”) or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.” Each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act; provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders’ meeting or one year from the occurrence of the event that caused the member to cease to be independent.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

The Chair shall report to the Board regarding the activities and proceedings of the Committee at appropriate times and as otherwise requested by the Chairman of the Board.

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IV.	Powers and Responsibilities

Interaction with the Independent Auditor

1. Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i)  The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii)  The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(iii)  The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(v)  The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4. Meetings with Management, the Independent Auditor and the Internal Auditor.

(i)  The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

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(ii)  The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii)  The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5. Separate Meetings with the Independent Auditor.

(i)  The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii)  The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii)  The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7. Meetings with Management and the Independent Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

A-4

Other Powers and Responsibilities

8. The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

9. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

10. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

11. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

12. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

13. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.

14. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

15. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

16. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

A-5

Appendix B

AMENDED AND RESTATED

COMPENSATION COMMITTEE CHARTER

of the Compensation Committee of

Rock Creek Pharmaceuticals, Inc.

(f/k/a Star Scientific, Inc.)

This Amended and Restated Compensation Committee Charter was adopted by the Board of Directors (the “Board”) of Rock Creek Pharmaceuticals, Inc. (f/k/a Star Scientific, Inc.) (the “Company”) on April 23, 2007.

I.	Purpose

The purpose of the Compensation Committee (the “Committee”) of the Board of the Company is (1) to discharge the Board’s responsibilities relating to compensation of the Company’s executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company and (2) to produce an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations. The Committee shall ensure that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

II.	Membership

The Committee shall be composed of at least three directors as determined by the Board, none of whom shall be an employee of the Company and each of whom shall (1) satisfy the independence requirements of the Nasdaq Stock Market, (2) be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (3) be an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating Committee. Committee members may be removed from the Committee, with or without cause, by the Board. Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

III.	Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least two times per year and more frequently as the Committee deems necessary or desirable.

B-1

All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other person whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Chief Executive Officer may not be present during voting or deliberations concerning his or her compensation, and the Committee may exclude from its meetings any persons it deems appropriate, including but not limited to, any non-management director who is not a member of the Committee.

The Committee shall have the sole authority, as it deems appropriate, to retain and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee in its sole discretion, for payment of compensation to any such persons retained by the Committee.

The Chair shall report to the Board following meetings of the Committee as necessary and as otherwise requested by the Chairman of the Board.

IV.	Duties and Responsibilities

1. The Committee shall, at least annually, review the compensation philosophy of the Company.

2. The Committee shall, at least annually, review and approve corporate goals and objectives relating to the compensation of the chief executive officer and evaluate the performance of the chief executive officer in light of those goals and objectives, and, based on such evaluation, the Committee shall recommend to the independent directors of the Board the compensation of the chief executive officer for such independent directors consideration and approval.

3. The Committee shall, at least annually, review and recommend to the independent directors of the Board for consideration and approval all compensation for all other officers (as such term is defined in Rule 16a-1, promulgated under the Exchange Act), directors and all other employees of the Company or its subsidiaries with a base salary greater than or equal to $150,000.

4. The Committee shall manage and periodically review all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans (including, but not limited to, the 1998 Stock Option Plan, 2000 Equity Incentive Plan and 2000 Performance Bonus Plan, each as subsequently amended and/or restated), and with respect to each plan shall have responsibility for:

(i)  general administration;

(ii)  setting performance targets under all annual bonus and long-term incentive compensation plans as appropriate and committing to writing any and all performance targets for all executive officers who may be “covered employees” under Section 162(m) of the Code within the first 90 days of the performance period to which such target relates or, if shorter, within the period provided by Section 162(m) of the Code in order for such target to be “pre-established” within the meaning of Section 162(m);

(iii)  certifying that any and all performance targets used for any performance-based equity compensation plans have been met before payment of any executive bonus or compensation or exercise of any executive award granted under any such plan(s);

(iv)  approving all amendments to, and terminations of, all compensation plans and any awards under such plans;

(v)  granting any awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers or current employees with the potential to become the CEO or an executive officer, including stock options and other equity rights (e.g., restricted stock, stock purchase rights);

B-2

(vi)  approving which executive officers are entitled to awards under the Company’s stock option plan(s); and

(vii)  repurchasing securities from terminated employees.

All plan reviews should include reviewing the plan’s administrative costs, reviewing current plan features relative to any proposed new features, and assessing the performance of the plan’s internal and external administrators if any duties have been delegated.

5. The Committee shall establish and periodically review policies concerning perquisite benefits.

6. The Committee shall periodically review the need for a Company policy regarding compensation paid to the Company’s executive officers in excess of limits deductible under Section 162(m) of the Code.

7. The Committee shall determine the Company’s policy with respect to change of control or “parachute” payments.

8. The Committee shall review executive officer and director indemnification and insurance matters.

9. The Committee shall review any employee loans in an amount equal to or greater than $75,000.

10. The Committee shall prepare and approve the Compensation Committee report to be included as part of the Company’s annual proxy statement.

11. The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide any written material with respect to such evaluation to the Board, including any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

12. The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

V.	Delegation of Duties

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, except that it shall not delegate its responsibilities set forth in paragraphs 3 and 5 of Section IV above or for any matters that involve executive compensation or any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code by virtue of being approved by a Committee of “outside directors” or is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

B-3

Appendix C

NOMINATING COMMITTEE CHARTER

of the Nominating Committee of

Rock Creek Pharmaceuticals, Inc.

(f/k/a Star Scientific, Inc.)

This Nominating Committee Charter was adopted by the Board of Directors (the “Board”) of Rock Creek Pharmaceuticals, Inc. (f/k/a Star Scientific, Inc.) (the “Company”) on August 25, 2004.

I.	Purpose

The purpose of the Nominating Committee (the “Committee”) of the Board is to assist the Board in discharging the Board’s responsibilities regarding:

(a)  the identification of qualified candidates to become Board members;

(b)  the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

(c)  the selection of candidates to fill any vacancies on the Board; and

(d)  oversight of the evaluation of the Board.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

II.	Membership

The Committee shall be composed of two or more directors, as determined by the Board, each of whom (a) satisfies the independence requirements of the NASDAQ, and (b) has experience, in the business judgment of the Board, that would be helpful in addressing the matters delegated to the Committee.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board. Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

III.	Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with the provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet on a regularly scheduled basis at least one time per year and more frequently as the Committee deems necessary or desirable.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, or any other person whose presence the Committee believes to be desirable and appropriate. Notwithstanding the foregoing, the Committee may exclude from its meetings any person it deems appropriate, including but not limited to, any non-management director who is not a member of the Committee.

C-1

The Chair shall report to the Board regarding the activities and proceedings of the Committee at appropriate times and as otherwise requested by the Chairman of the Board.

IV.	Duties and Responsibilities

1.  (a)  At an appropriate time prior to each annual meeting of stockholders at which directors are to be elected or reelected, the Committee shall recommend to the Board for nomination by the Board such candidates as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

(b)  At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Committee shall recommend to the Board for appointment by the Board to fill such vacancy, such prospective member of the Board as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

(c)  For purposes of (a) and (b) above, the Committee may consider the following criteria, among others the Committee shall deem appropriate, in recommending candidates for election to the Board:

(i)  personal and professional integrity, ethics and values;

(ii)  experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

(iii)  experience in the Company’s industry and with relevant social policy concerns;

(iv)  experience as a board member of another publicly held company;

(v)  academic expertise in an area of the Company’s operations; and

(vi)  practical and mature business judgment, including ability to make independent analytical inquiries.

2.  The Committee shall, at least annually, review the performance of each current director and shall consider the results of such evaluation when determining whether or not to recommend the nomination of such director for an additional term.

3.  The Committee shall consider, develop and recommend to the Board such policies and procedures with respect to the nomination of directors or other corporate governance matters as may be required or required to be disclosed pursuant to any rules promulgated by the Securities and Exchange Commission or otherwise considered to be desirable and appropriate in the discretion of the Committee.

4.  The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

5.  The Committee shall periodically report to the Board on its findings and actions.

6.  The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

C-2

Appendix D

CERTIFICATE OF AMENDMENT

TO THE

TENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ROCK CREEK PHARMACEUTICALS, INC.

Rock Creek Pharmaceuticals, Inc. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.          The original name of the Corporation was Eye Technology, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 24, 1985, and amended and restated on June 22, 1988, May 19, 1992, September 24, 2001, December 14, 2007, December 7, 2009, December 10, 2010, December 16, 2011, December 14, 2012, December 27, 2013, and June 4, 2014 (as amended, the “Original Certificate”).

2.          This Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation of the Corporation (this “Amendment”) further amends the Original Certificate. The amendment of the Original Certificate herein certified has been duly adopted by the stockholders of the Corporation and the Board of Directors of the Corporation in accordance with the provisions of Sections 228 and 242 of the DGCL.

3.          The Original Certificate is hereby amended as follows:

(a)          Article FOURTH is hereby deleted in its entirety and is replaced with the following:

“FOURTH: The total number of shares of stock which the Corporation has the authority to issue is 314,800,000 shares of Common Stock having a par value of one thousandth of one cent ($0.0001) per share (hereinafter called “Common Stock”) and One Hundred Thousand (100,000) shares of Preferred Stock having a par value of one thousandth of one cent ($0.0001) per share (hereafter called “Preferred Stock”), making a total of 314,900,000 shares of stock.

Common Stock. The shares of authorized Common Stock of the Corporation shall be identical in all respects and shall have equal rights and privileges. Each share of Common Stock shall entitle the holder thereof to one vote.

Preferred Stock. The Board of Directors shall have authority to issue the shares of Preferred Stock from time to time on such terms it may determine, and to divide the Preferred Stock into one or more classes or series and in connection with the creation of any such class or series to fix by resolution or resolutions providing for the issue of shares thereof, the designation, preferences, powers and relative participating optional, or other special rights of such class or series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law. A copy of such resolution shall be set forth in a Certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective.”

4.          Except as specifically set forth herein, the remainder of the Original Certificate will not be amended, modified or otherwise altered.

[signature page follows]

D-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation to be executed by the undersigned duly authorized officer of the Corporation this ____ day of ___________, 2014.

ROCK CREEK PHARMACEUTICALS, INC.

By:
Name: Michael J. Mullan, MBBS (M.D.) Ph.D.
Title: Chief Executive Officer

D-2

Appendix E

AMENDMENT TO

THE THIRD AMENDED AND RESTATED

ROCK CREEK PHARMACEUTICALS, INC.

2008 INCENTIVE AWARD PLAN

THIS AMENDMENT TO THE THIRD AMENDED AND RESTATED ROCK CREEK PHARMACEUTICALS, INC. 2008 INCENTIVE AWARD PLAN (this “Amendment”) is made and adopted as of _____________, 2014 by Rock Creek Pharmaceuticals, Inc. (f/k/a Star Scientific, Inc.), a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Third Amended and Restated Rock Creek Pharmaceuticals, Inc. 2008 Incentive Award Plan, as amended (the “Plan”);

WHEREAS, pursuant to Section 14.1 of the Plan, the Plan may be amended by the Committee at any time and from time to time with the approval of the Board of Directors of the Company, provided that approval by the stockholders of the Company is required for any amendment to the Plan that increases the number of shares available under the Plan (other than certain adjustments under the Plan); and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that, subject to approval by the stockholders of the Company, the Plan be and hereby is amended as follows:

1.          Section 3.1(a) of the Plan is hereby amended by deleting the number “35,200,000” in clause (i) of such Section and substituting the number “45,200,000” in lieu thereof.

2.          This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3.          Except as set forth herein, the Plan shall remain in full force and effect.

* * *

E-1

ROCK CREEK PHARMACEUTICALS INC
2040 WHITEFIELD AVENUE
SARSOTA, FL 34243

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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06 Edward J. McDonnell

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0000220543_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

ROCK CREEK PHARMACEUTICALS INC
Annual Meeting of Stockholders
November 21, 2014 11:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael John Mullan and Christopher C. Chapman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of ROCK CREEK PHARMACEUTICALS INC that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 11:00 AM, EST on Friday, November 21, 2014 at the Hyatt Place - Sarasota/Bradenton Airport, 950 University Parkway, Sarasota, Florida 34234, and any adjournment or postponement thereof.

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0000220543_2 R1.0.0.51160